INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant       /x/
Filed by a party other than the registrant        / /
Check the appropriate box:

/x/  Preliminary proxy statement

/ /  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                 SUMMIT BANCORP
------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 SUMMIT BANCORP
------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
     14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
     14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[SUMMIT LOGO]

                                                      301 Carnegie Center
                                                      P.O. Box 2066
                                                      Princeton, New Jersey
                                                      08543-2066
                                                      (609) 987-3200

                                                      T. JOSEPH SEMROD
                                                      Chairman of the Board and
                                                      Chief Executive Officer

April 12, 1996

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Summit Bancorp scheduled to be held on Monday, May 20, 1996, at 3:00 p.m. at The Hyatt Regency Princeton, 201 Carnegie Center, Route 1 at Alexander Road, Princeton, New Jersey. Your Board of Directors and senior management look forward to personally greeting those shareholders able to attend.

At the meeting, shareholders will be asked to elect ten directors, to approve the amended Summit Bancorp 1993 Incentive Stock and Option Plan and to ratify the selection of KPMG Peat Marwick LLP, independent certified public accountants, to audit the accounts of Summit for 1996. We will also report to you on Summit's current operations and outlook. Members of the Board and management will be available to respond to any questions you may have.

Regardless of the number of shares you own, it is important that they be represented and voted at the meeting. Please sign, date and mail the enclosed proxy in the return envelope provided. Your prompt cooperation is appreciated.

On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

[Signature]

T. JOSEPH SEMROD

[SUMMIT LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              MONDAY, MAY 20, 1996

TO OUR SHAREHOLDERS:

     The Annual Meeting of the shareholders of Summit Bancorp. is scheduled to be held at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander Road, Princeton, New Jersey, on Monday, May 20, 1996 at 3:00 p.m. for the following purposes:

     1.   To elect ten Directors.

     2. To approve the amended Summit Bancorp. 1993 Incentive Stock and Option Plan.

     3. To ratify the selection of KPMG Peat Marwick LLP, independent certified public accountants, to audit the consolidated financial statements of Summit Bancorp. and its subsidiaries for the year ending December 31, 1996.

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors by resolution has fixed the close of business on March 27, 1996 as the record date and hour for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

     It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and promptly mail the enclosed white Proxy. Please act today.

                                           By order of the Board of Directors
                                           RICHARD F. OBER, JR.
                                           Secretary

  April 12, 1996

     PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED WHITE PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU PLAN ON ATTENDING THE ANNUAL MEETING PLEASE SO INDICATE ON YOUR PROXY.

     IMPORTANT NOTICE: ALL SHAREHOLDERS PLANNING TO ATTEND THE ANNUAL MEETING SHOULD REFER TO THE BACK COVER FOR DIRECTIONS TO THE ANNUAL MEETING SITE AND FOR IMPORTANT INFORMATION REGARDING PROCEDURES FOR ADMITTANCE TO THE ANNUAL MEETING.

                                 PROXY STATEMENT

     The mailing address of the corporate headquarters of Summit Bancorp. ("Summit" or the "Corporation") is P.O. Box 2066, Princeton, New Jersey 08543-2066, and the telephone number is (609) 987-3700.

     This Proxy Statement and the enclosed proxy are being sent to shareholders on approximately April 12, 1996. A copy of the 1995 Annual Report to Shareholders, including financial statements, is enclosed.

     The following information is furnished in connection with a solicitation of proxies by the Board of Directors for the Annual Meeting. Except for matters described in this Proxy Statement, the Board of Directors does not know of any matter that will or may be presented at the Annual Meeting. With respect to any proposals that may be presented at the Annual Meeting not currently known to the Board of Directors, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

     A white proxy card is enclosed. Your vote is important and you are encouraged to return it by mail today. Each proxy submitted will be voted as directed; however, if not otherwise specified, proxies solicited by the Board of Directors will be voted for the Director nominees named herein and for the second and third proposals set forth in the Notice of Annual Meeting of Shareholders and this Proxy Statement.

     If a shareholder is participating in Summit's Dividend Reinvestment and Stock Purchase Plan (the "Dividend Reinvestment Plan"), the shareholder will receive a single proxy covering both the shares of Summit common stock, par value $1.20 per share (the "Common Stock"), held by the shareholder in certificate form and the shares of Common Stock held in the shareholder's Dividend Reinvestment Plan account by the Dividend Reinvestment Plan Administrator. If a proxy is not returned, shares of Common Stock represented by the proxy, including any held under the Dividend Reinvestment Plan, will not be voted.

     Individuals who hold Common Stock through participation in Summit's Savings Incentive Plan (the "Savings Plan") will receive a separate card for use in providing voting instructions to the Savings Plan's Trustee. Full shares held by the Savings Plan will be voted by the Trustee in accordance with instructions received from participants. Full shares held by the Savings Plan for which no voting instructions are received will be voted by the Trustee in a manner deemed to be in the best interests of the beneficial owners of such shares.

     Individuals who hold Common Stock through participation in the Profit Sharing Plan of the former Summit Bancorporation (the "Profit Sharing Plan") will receive a separate card for use in providing voting instructions to the Trustee of the Profit Sharing Plan. Full shares held by the Profit Sharing Plan will be voted by the Trustee in accordance with instructions received from participants. The Trustee will not vote shares held by the Profit Sharing Plan for which no voting instructions are received.

     A proxy may be revoked by the person giving the proxy at any time prior to the close of voting. Prior to the Annual Meeting a proxy may be revoked by filing with the Secretary of Summit a written revocation or a duly executed proxy bearing a later date. During the Annual Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the secretary of the Annual Meeting prior to the close of voting. Any shareholder of record may attend the Annual Meeting and vote in person, whether or not a proxy has previously been given.

     The close of business of Summit on March 27, 1996 has been fixed by the Board of Directors as the record date and hour for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On that date, there were XX,XXX,XXX shares of Common Stock issued and outstanding, and there were no other voting securities of Summit outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

     Shareholders of the former Summit Bancorporation, Flemington National Bank and Trust Company and Garden State Bancshares, Inc. (the "Predecessor Corporations") who as of the record date for the Annual Meeting had not become shareholders of record of Summit Bancorp. by reason of their failure, as of that date, to exchange certificates of the Predecessor Corporations for certificates representing the Common Stock of Summit Bancorp. will still receive proxy materials with respect to the Annual Meeting and be entitled to vote the shares of Summit Stock into which their Predecessor Corporation stock is convertible. However, Summit Bancorp. certificates, checks in lieu of fractional shares and Summit Bancorp. dividends will continue to be withheld from such individuals until certificates for the Predecessor Corporations are exchanged.

     In a Report on Schedule 13G for the year ended December 31, 1995 filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 ("Exchange Act") by Delaware Management Holdings, Inc. ("Delaware Management"), 2005 Market Street, Philadelphia, Pennsylvania 19103, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, Delaware Management reported ownership of 5,753,807 shares of Summit Common Stock on behalf of the several investment companies registered under Section 8 of the

Investment Company Act of 1940 known collectively as the Delaware Group of Funds (the "Delaware Group"), representing 6.3% of the shares of Summit Common Stock outstanding on March 27, 1996. Delaware Management reported it held the following voting and investment powers over the shares beneficially owned by the Delaware Group:

      Sole Voting Power ....................................     432,266
      Shared Voting Power ..................................       3,320
      Sole Investment Power ................................   5,527,707
      Shared Investment Power ..............................     226,100

     The foregoing information is furnished in reliance upon the information contained in the Report on Schedule 13G referred to above. To Summit's knowledge, there is no other person (as defined in Section 13(d)(3) of the Exchange Act) who owns five percent or more of the outstanding voting securities of Summit as of March 27, 1996.

     The following companies are subsidiaries of Summit and are sometimes referred to by means of the listed abbreviations:

      First Valley--First Valley Corporation
      FVBank--First Valley Bank
      UJBank--United Jersey Bank
      SumBank--Summit Bank

                            1. ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation of Summit contains a provision adopted by a vote of the shareholders which divides the Summit Board of Directors into three classes, with each class of Directors serving a staggered term of three years. Each class of Directors must consist, as nearly as possible, of one third of the number of Directors constituting the entire Board of Directors. Presently there are four Directors in Class I, five Directors in Class II and four Directors in Class III. Six Directors are being designated into classes in connection with their nominations at the 1996 Annual Meeting.

     Ten Directors are standing for election at the 1996 Annual Meeting. Four of the Director nominees constitute the entire current membership of Class III of the Board of Directors. The terms of the Directors in Class III expire at the 1996 Annual Meeting. Accordingly, at the 1996 Annual Meeting, four Class III Directors are to be elected to serve until the 1999 Annual Meeting and until their successors are elected and qualified, except that, in accordance with the Summit policy on inside director retirements described under "CORPORATE GOVERNANCE OF SUMMIT--Nominations to Summit's Board", Mr. Howell is expected to retire from the Board in 1998. The six Directors standing for election not currently members of Class III were elected to the Board in connection with the March 1, 1996 merger of The Summit Bancorporation into UJB Financial Corp. under the name Summit Bancorp (the "Summit/UJB Merger"). Three of these Director nominees are being nominated to Class I of the Board, one to Class II of the Board and two to Class III of the Board. They are to be elected to serve until, respectively, the 1997 Annual Meeting, the 1998 Annual Meeting and the 1999 Annual Meeting and until their successors are elected and qualified.

     Set forth below, with respect to the nominees for election as Directors and the continuing members of the Board, are their names, ages, the year in which each first became a Director, their principal occupations during the past ten years and other positions. Each Director nominee is at present available for election as a member of the Board. If for any reason a Director nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for a substitute Director nominee selected by the Board of Directors or, at its option, the Board of Directors may reduce the number of Directors constituting the entire Board.

     In accordance with the long-standing practice of Summit's Board of Directors, more than two-thirds of the members of Summit's Board consists of nonemployee directors. Currently, of the nineteen members of the Board of Directors, fifteen are not employees of Summit or its subsidiaries. In addition to attendance at Board meetings (the Board met nine times during 1995) and Committee and Subcommittees meetings as described below (Committees and Subcommittees held 17 meetings in 1995), Directors discharge their responsibilities throughout the year by personal meetings and frequent telephone contact with Summit's executive officers and others regarding the business and affairs of Summit and its subsidiaries. All nineteen Directors additionally serve on one or more of the Boards of Directors of Summit's bank and nonbank subsidiaries.

     To permit the Board of Summit to more efficiently discharge its duties, Summit has six standing Board committees which held meetings in 1995 as follows: the Executive Committee (five meetings), the Audit Committee (two meetings), the Nominating Committee (did not meet in 1995 but met February 1996), the Compensation Committee (four meetings), the Capital and Dividend Committee (three meetings) and the Acquisition Committee (two meetings, with its Pricing Subcommittee meeting once).

                         CLASS III -- DIRECTOR NOMINEES

                              TERM EXPIRING IN 1999

     S. Rodgers Benjamin, 69, Director since March 1, 1996. Chairman of the Board (since 1992) and Chief Executive Officer (since 1962) of Flemington Fur Co., Inc. (retailer). Formerly Director (1982-1996) of The Summit
Bancorporation. Director of SumBank (since 1982). Member of the Audit and Capital and Dividend Committees.

     Robert L. Boyle, 60, Director since 1986. Representative (since 1987) with the William H. Hintelmann Firm (realty and insurance) and Publisher Emeritus (since 1978) of The Dispatch (newspaper). Regent of St. Peter's College. Member of the State of New Jersey Supreme Court Disciplinary Oversight Committee. Trustee of Monmouth Chemical Dependency Corp., Oceanic Free Library, Parents Support Group of New Jersey and Director of UJBank (since 1964). Member of the Executive, Compensation, Audit and Acquisition Committees.

     Robert G. Cox, 55, Director since March 1, 1996. President (since March 1,
1996) of Summit. Chairman of the Board (since 1994), President (since 1980) and Chief Executive Officer (since 1983) of SumBank. Formerly Director (1981-1996), President (19XX-1996) and Chief Executive Officer (19XX-1996) of The Summit Bancorporation. Director of New Jersey Manufacturers Insurance Company. Member of the Acquisition Committee.

     Elinor J. Ferdon, 59, Director since 1984. Volunteer professional. Director (since 1974), First Vice President (since 1993) and former Vice President (1987-1993) of the Girl Scouts of U.S.A. Trustee and President (since 1991) of World Foundation for Girl Guides and Girl Scouts, Inc. Vice Chair of Liberty Science Center and Hall of Technology. Trustee of Fairleigh Dickinson University and the National Urban League. Chair, Trustee Emeriti of Stoneleigh Bumham School. Director of UJBank (since 1976). Chair of the Audit Committee. Member of the Executive, Compensation and Capital and Dividend Committees.

     John R. Howell, 62, Director since 1988. Vice Chairman of the Board (since
1988) of Summit. Chairman of the Board (since 1983) and Director and Chief Executive Officer (since 1976) of First Valley. Chairman of the Board (since
1988), Director (since 1976) and Chief Executive Officer (1976-1990, 1994-present) of FVBank. Trustee of Moravian College and the Allentown Art Museum. Chairman of the Board of First Valley Life Insurance Company and Lehigh Securities Corporation. Member of the Acquisition Committee.

     Joseph M. Tabak, 63, Director since 1987. President and Chief Executive Officer (since 1991) of JPC Enterprises, Inc. (distributor of paper and plastic disposable products). Former Chairman (1988-1989) and former President (1971-1988) of Bunzl Distribution USA, Inc., Northeastern Division and predecessor Jersey Paper Company (distributor of paper and plastic disposable products). Trustee of St. Peter's Hospital Foundation and Highland Park Conservative Temple. Director of UJBank (since 1981). Chair of the Acquisition Committee. Member of the Executive, Compensation and Nominating Committees.

                          CLASS I -- DIRECTOR NOMINEES

                              TERM EXPIRING IN 1997

     James C. Brady, Jr., 60, Director since March 1, 1996. General Partner (since 1972) of Mill House Associates, L.P. (real estate investment). Formerly Vice Chairman of the Board (1978-1989) of Somerset Trust Company. Formerly Director (1989-1996) of The Summit Bancorporation. Director of SumBank (since
1989). Member of the Executive and Capital and Dividend Committees.

     Thomas D. Sayles, Jr., 64, Director since March 1, 1996. Formerly Chairman of the Board (1974-1996) and Chief Executive Officer (1974-1994) of The Summit Bancorporation. Director (since 1968) and former Chairman (1977-1994) of SumBank. Director of Selective Insurance Group, Inc. Member of the Capital and Dividend Committee.

     Douglas G. Watson, 51, Director since March 1, 1996. President and Chief Executive Officer (since 1996) of Ciba-Geigy Corporation (pharmaceutical products) and former President (1986-1996) of the Pharmaceuticals Division, Ciba-Geigy Corporation. Former Director (1988-1996) of The Summit Bancorporation. Director of Engelhard Corporation and SumBank (since 1986). Member of the Audit and Nominating Committees.

                         CLASS I -- INCUMBENT DIRECTORS

                              TERM EXPIRING IN 1997

     T.J. Dermot Dunphy, 63, Director since 1984. Director, Chief Executive Officer and President (since 1971) of Sealed Air Corporation (protective packaging products and systems). Trustee of the Partnership for New Jersey. Sponsor, "I Have A Dream" Program, Paterson, New Jersey. Director of Public Service Enterprise Group, Inc. and UJBank (since 1981). Chair of the Executive and Compensation Committees. Member of the Acquisition and Nominating Committees.

     Fred G. Harvey, 67, Director since 1988. Director and Vice President (since
1983) of E & E Corporation (engineering consulting services). General Manager (1977-1983) of Bethlehem Steel Corporation. Director of the Retired Employee Benefit Coalition (REBCO) and FVBank (since 1981). Chair of the Capital and Dividend Committee. Member of the Audit and Nominating Committees.

     Francis J. Mertz, 58, Director since 1986. Trustee (since 1991) and President (since 1990) of Fairleigh Dickinson University. Trustee of the St. James Foundation, Independent College Fund of New Jersey. Director of Liberty Science Center and Hall of Technology, Association of Independent Colleges and Universities in New Jersey, National Association of Independent Colleges and Universities and UJBank (since 1973). Chair of the Nominating Committee. Member of the Executive, Compensation, Audit and Capital and Dividend Committees.

     T. Joseph Semrod, 59, Director since 1981. Chairman of the Board and Chief Executive Officer (since 1981) and former President (1981-1996) of Summit. Chairman of the Board (since 1981) and President and Chief Executive Officer (since 1994) of UJBank. Former Director (1984-1986) of Federal Reserve Bank of New York. Chairman of International Financial Conference. Trustee of the National Urban League. Trustee and former Chairman of The Partnership for New Jersey. Vice-Chairman of New Jersey State Chamber of Commerce. Member of the Executive Committee.

                          CLASS II -- DIRECTOR NOMINEE

                              TERM EXPIRING IN 1998

     Orin R. Smith, 60, Director since March 1, 1996. Chairman of the Board (since 1995) and Chief Executive Officer (since 1984) of Engelhard Corporation (specialty chemical and metallurgical products). Formerly Director (1984-1996) of The Summit Bancorporation. Director of Vulcan Materials Company, New Jersey Manufacturers Insurance Company, Louisiana Land and Exploration Company and SumBank (since 1981). Member of the Executive and Acquisition Committees.

                         CLASS II -- INCUMBENT DIRECTORS

                              TERM EXPIRING IN 1998

     John G. Collins, 59, Director since 1986. Vice Chairman of the Board of Summit (since 1986) and UJBank (since 1994). Formerly Chairman of the Board (1983-1986), Director, President and Chief Executive Officer (1982-1986) of Commercial Bancshares, Inc. Trustee and former Chairman of the Board of Trustees (1992-1994) of St. Peter's College. Chairman of the Board of Hudson County Tax Research Council and UJB Financial Service Corporation. Director of Collier Services and UJBank (1978-1990, 1994-present). Trustee of Independent College Fund of New Jersey and Collier Services Foundation. Current honorary Chairman and former Chairman (1993-1994) of the New Jersey Bankers Association. Member of the Capital and Dividend Committee.

     Anne Evans Estabrook, 51, Director since 1994. Sole proprietor (since 1984) of Elberon Development Co. (real estate), President (since 1983) of David O. Evans, Inc. (real estate) and Director (since 1985) and Vice President (since
1987) of E'town Corporation (parent company of regulated water utility and real estate company). Former Director of Constellation Bancorp (1985-1994) and of National State Bank (1978-1994). Director of E'town Properties, Inc. (since
1987) and UJBank (since 1994). Trustee of Cornell University. Member of the Executive, Compensation and Capital and Dividends Committees.

     George L. Miles, Jr, 54, Director since 1994. President and Chief Executive Officer (since 1994) of QED Communications, Inc. (television and radio broadcasting and magazine publishing). Formerly Executive Vice President and Chief Operating Officer (1984-1994) of Thirteen/WNET (television broadcasting). Vice Chairman of the Board of Trustees of the Association of America's Public Television Stations. Trustee of Fairleigh Dickinson University. Director of Foundation for Minority Interests in Media, Inc. Member of the Audit, Acquisition and Nominating Committees.

     Henry S. Patterson II, 73, Director since 1971. Director and President (since 1985) of E'town Corporation (parent company of regulated water utility and real estate company). Director (since 1959) and former President (1973-1986) of Elizabethtown Water Company. Former Chairman (1985-1990) and Commissioner (1979-1990) of the State of New Jersey Commission of Investigation. Former Mayor (1962-1970) of Princeton Borough, New Jersey. Director of Mount Holly Water Company, UJBank (since 1967), and UJB Investor Services Co. (since 1983). Member of the Executive, Compensation, Audit, Capital and Dividend and Acquisition Committees.

     Raymond Silverstein, 68, Director since 1991. Consultant (since 1989) and former Principal (1949-1989) of Alloy, Silverstein, Shapiro, Adams, Mulford & Co., P.C. (certified public accountants). Director (1970-1975, 1980-present) of UJBank. Formerly Chairman of the Board (1987-1994) of United Jersey Bank/South (predecessor bank to UJBank) Former Chairman of the Board of Kennedy Health Care Foundation. Former Trustee of John F. Kennedy Hospital and William Likoff Cardiovascular Instituteof Hahneman University. Member of the Capital and Dividend, Acquisition and Nominating Committees.

                BENEFICIAL OWNERSHIP OF SUMMIT EQUITY SECURITIES
                       BY DIRECTORS AND EXECUTIVE OFFICERS

  COMMON STOCK

     Set forth below are the number of shares of Summit Common Stock beneficially owned by each Director of Summit, by each executive officer listed in the Summary Compensation Table and by all Directors and executive officers of Summit as a group as of March 27, 1996. The beneficial owners listed below hold sole voting and investment power over all shares listed, except as indicated.

                                                                  Percentage
                                                 Shares           of Summit
                                              Beneficially          Common
                                                 Owned              Stock
                                              ------------        ----------
  S. Rodgers Benjamin .....................    87,463 (1)(2)        .094%
  Robert L. Boyle .........................    77,151 (3)           .083%
  James C. Brady, Jr. .....................   346,554 (2)(4)        .372%
  John G. Collins .........................   279,711 (5)           .300%
  Robert G. Cox ...........................   276,733 (6)           .297%
  T.J. Dermot Dunphy ......................    73,824               .079%
  Anne Evans Estabrook ....................    34,245               .037%
  Elinor J. Ferdon ........................    16,786 (7)           .018%
  John R. Haggerty ........................   171,541 (5)(8)        .184%
  Fred G. Harvey ..........................     2,627 (9)           .003%
  John R. Howell ..........................   283,500 (5)(10)       .305%
  Francis J. Mertz ........................    11,704 (11)          .013%
  George L. Miles, Jr. ....................     1,200 (12)          .001%
  Stephen H. Paneyko ......................   232,551 (5)(13)       .251%
  Henry S. Patterson II ...................    15,728               .017%
  Thomas D. Sayles, Jr. ...................   324,018 (6)(14)       .377%
  T. Joseph Semrod ........................   701,003 (5)(15)       .753%
  Raymond Silverstein .....................    26,668 (16)          .029%
  Orin R. Smith ...........................    15,962 (2)(17)       .017%
  Joseph M. Tabak .........................    53,014               .057%
  Douglas G. Watson. ......................    14,070 (2)(18)       .015%
  All Directors and executive officers
    as a group (35) ....................... 3,957,553 (19)         4.251%

-------------
     (1) Includes 75,141 shares held by Flemington Fur Co., Inc. of which Mr. Benjamin is Chairman, CEO and a significant shareholder. Mr. Benjamin disclaims voting and investment powers over such shares.

     (2) Includes 900 shares which may be acquired within 60 days pursuant to options granted under The Summit Bancorporation 1995 Director Stock Option Plan and converted into options to purchase Summit Common Stock.

     (3) Includes 20,340 shares held in trusts for which Mr. Boyle serves as trustee, and 934 shares owned by Mr. Boyle's wife and 9,837 shares held by Mr. Boyle's wife as custodian over which Mr. Boyle disclaims voting and investment powers.

     (4) Includes 46,022 shares held by Mill House Associates, L.P. of which Mr. Brady is a significant equity owner. Mr. Brady disclaims voting and investment control over such shares.

     (5) Includes shares which may be acquired immediately or within sixty days under one or more of Summit's Stock Option Plans as follows: Mr.
Collins--179,545 shares, Mr. Haggerty--97,785 shares, Mr. Howell--186,180 shares, Mr. Paneyko--147,625 shares, and Mr. Semrod--507,989 shares.

     (6) Includes shares which may be acquired immediately pursuant to options granted under The Summit Bancorporation Stock Incentive Plan and converted into options to purchase Summit Common Stock as follows: Mr. Cox--142,159 shares, Mr. Sayles--109,741 shares.

     (7) Includes 3,000 shares owned by Mrs. Ferdon's husband over which Mrs. Ferdon disclaims voting and investment powers.

     (8) Includes 19,581 shares owned jointly with Mr. Haggerty's wife over which Mr. Haggerty shares voting and investment powers.

     (9) Mr. Harvey owns all of these shares jointly with his wife and shares voting and investment powers with respect to these shares.

     (10) Includes 7,765 shares held by Mr. Howell's wife over which Mr. Howell disclaims voting and investment powers, 101 shares held by Mr. Howell as custodian for minor children.

     (11) Includes 831 shares held by Mr. Mertz as custodian for minor children, 3,650 shares owned jointly with Mr. Mertz's wife over which Mr. Mertz shares voting and investment powers, and 165 shares owned by Mr. Mertz's wife and 952 shares owned by a family member living in the same household over which Mr. Mertz disclaims voting and investment powers.

     (12) Includes 200 shares owned by Mr. Miles' wife over which Mr. Miles disclaims voting and investment powers.

     (13) Includes 1,100 shares owned by Mr. Paneyko's wife, 2,201 shares owned by a family member living in the same household and 1,380 shares held by Mr. Paneyko's wife as custodian for minor children over which Mr. Paneyko disclaims voting and investment powers.

     (14) Includes 4,201 shares held by Mr. Sayles' wife over which Mr. Sayles disclaims voting and investment powers.

     (15) Includes 287 shares held by Mr. Semrod's wife as custodian for a minor child, 479 shares owned by Mr. Semrod's wife and 521 shares owned by a family member living in the same household over which Mr. Semrod disclaims voting and investment powers.

     (16) Includes 1,275 shares owned by Mr. Silverstein's wife over which Mr. Silverstein disclaims voting and investment powers and 608 shares owned by a partnership in which Mr. Silverstein is a general partner.

     (17) Includes 496 shares owned by Mr. Smith's wife over which Mr. Smith disclaims voting and investment powers.

     (18) Includes 13,170 shares owned jointly with Mr. Watson's wife over which Mr. Watson shares voting and investment powers.

     (19) Voting and investment powers are shared as to 169,192 and disclaimed as to 31,469 of these shares. Includes 1,712,197 shares which may be acquired within 60 days under all Stock Option Plans.

PREFERRED STOCK

     Currently issued and outstanding are 600,166 shares of Summit's Adjustable Rate Cumulative Preferred Stock Series B. Messrs. Boyle and Tabak beneficially own 300 and 1,000 shares, respectively, of the Series B Preferred Stock.

                         CORPORATE GOVERNANCE GUIDELINES

(NOTE: Actions to be taken by the Board of Directors may be taken by the appropriate Committee of the Board.)

DUTIES OF DIRECTORS.

o The business and affairs of the Corporation shall be managed by its officers under the direction of the Board of Directors.

o    Each director owes a fiduciary duty of loyalty to the Corporation.

o Each director owes a fiduciary duty of care and diligence to the Corporation.

o Each director, in discharging the director's duties to the Corporation and in determining what the director reasonably believes to be in the best interest of the Corporation, may, in addition to considering the effects of any action on shareholders, consider the effects on the Corporation's employees, suppliers, creditors, customers, the communities it serves, and the long term as well as the short-term interests of the Corporation and its shareholders.

o  Each director should represent all shareholder interests.

o It is desirable that each outside director serves on the board of one of the Corporation's subsidiaries.

DIRECTOR QUALIFICATIONS AND BOARD STRUCTURE.

o Not less than two-thirds of the directors shall be outside directors, i.e., persons not (i) currently employees of the Corporation, (ii) former executive officers of the Corporation, or (iii) professional advisors, consultants or counsel receiving material compensation for services to the Corporation.

o Each director must own at least 1,000 shares of common stock of the Corporation.

o  A director may not be elected to a new term after reaching age 73.

o Inside directors must retire from the Board upon retirement from full-time employment with the Corporation.

o A director whose personal circumstances change significantly (such as retirement, a change in employment, or circumstances which compromise the director's ability to serve the Corporation) shall offer to resign from the Board, subject to the Board's discretion to accept or reject the offer of resignation in the best interests of the Corporation.

o Depth and breadth of business and civic experience in leadership positions, ties to the Corporation's markets, and diversity of Board membership are criteria considered in reviewing nominees for the Board. The Corporation's By-Laws provide for shareholder nominations in accordance with specified procedures. Shareholders may also informally submit names to the Nominating Committee.

o The Board has determined not to establish term limits for directors or adopt policies on an ideal size for the Board or whether or not the positions of Chairman and Chief Executive Officer should be separate, in order to be free to make the choices which seem best for the Corporation at any particular time.

COMMITTEE STRUCTURE AND RESPONSIBILITIES.

o All Committee appointments shall be made by the Board. Outside directors normally serve on at least two Committees.

o  Committees shall regularly report their activities to the full Board.

o The Chairman of the Executive Committee is an officer of the Corporation under its By-Laws and shall be an outside director. The Chairman of each other Committee shall be an outside director.

o The Compensation, Audit and Nominating Committees shall consist solely of outside directors. A majority of members of all other Committees shall be outside directors.

o The Executive Committee shall exercise the powers of the Board of Directors between meetings of the Board to the extent permitted by law. The Executive Committee shall be responsible for planning management succession.

o The Compensation Committee recommends to the Board employment, promotion and remuneration arrangements for executive officers and directors. The Compensation Committee shall approve all executive incentive plans and grants thereunder. A portion of executive compensation shall be based on the performance of the Corporation and its business units. The Compensation Committee shall review the performance and salary of the Chief Executive Officer and senior executives annually. The Board shall meet annually in executive session with the Chief Executive Officer to discuss the recommendations of the Compensation Committee. The Compensation Committee shall also review the compensation of the outside directors annually. Inside directors shall not receive additional compensation for service as directors.

o The Audit Committee shall recommend the engagement and discharge of independent Certified Public Accountants, review their annual audit plan and the results of their auditing activities, and consider the range of audit and non-audit fees. It shall also review the general audit plan, scope and results of the Corporation's procedures for internal auditing, the independence of the internal and external auditors, and the adequacy of the internal control structure. The reports of examination of the Corporation and its subsidiaries by state and federal bank regulatory examiners shall be reviewed by the Audit Committee. The Audit Committee shall meet periodically in executive session with the independent Certified Public Accountants. It shall have authority to employ independent legal counsel.

o The Nominating Committee considers the appropriate size and makeup of the Board, and will seek nominees to fulfill the Corporation's qualifications and criteria for directors when it deems additions to the Board to be desirable. It will consider nominations from shareholders. The Nominating Committee shall review the performance of incumbent directors whose terms expire prior to their renomination.

o The Capital and Dividend Committee and the Board shall review the Corporation's dividend policy and capital program at least annually.

o The Acquisition Committee reviews acquisition strategy and reviews and recommends to the Board proposals for significant acquisitions.

BOARD FUNCTIONS.

o Financial and investment results of the Corporation generally will be reported to the Board at each regularly scheduled meeting.

o The Board will annually review and approve the operating and capital plans (budgets).

o Management shall periodically prepare an updated strategic plan for the Corporation, which shall be presented to the Board for its consultation, advice and approval.

o The Annual Report to Shareholders, SEC Form 10-K, and the Proxy Statement shall be reviewed by the Board.

GENERAL POLICIES.

o  The Board encourages active efforts to seek diversity among employees.

o The Board believes that the Corporation and its subsidiaries should be good corporate citizens and serve the convenience and needs of their communities.

o  The Board has a strong policy against insider trading.

o Board members have complete access to executive officers of the Corporation. Senior executives regularly attend portions of the Board Meetings to make presentations and respond to questions. The Board encourages presentations from officers other than senior executives who have expertise and future potential.

o The Board believes that individual directors other than the Chairman of the Executive Committee should not communicate on CORPORATE ISSUES with the press, investors or employee groups without approval of the Board or Executive Committee or at the request of management.

o These corporate governance guidelines have been approved by the Board and may be amended by it as the Board deems appropriate.

NOMINATIONS TO SUMMIT'S BOARD

     The Nominating Committee will consider nominees recommended by shareholders. Nominations, including biographical information and a statement by the nominee that he or she is willing to serve if nominated, should be submitted to the Secretary by October 1 for consideration for proposal at the next annual meeting. Summit By-Laws state that a nominee must own 1,000 shares of Summit Common Stock and be under the age of 73. Various state and federal laws prohibit officers and directors of certain financial institutions, public utility holding companies and competitors of Summit from serving on Summit's Board. A further standing resolution of the Board states that employees of Summit and its subsidiaries and affiliates who serve on the Board must retire from the Board when they reach normal retirement age under the Summit Retirement Plan (currently 65) or upon any earlier retirement or termination of full-time employment with Summit and its subsidiaries and affiliates. Details may be obtained from the Secretary.

     The By-Laws of Summit provide that nominations for the election of directors may be made at an annual meeting by any shareholder entitled to vote at the annual meeting but only if written notice of such intent, sent either by personal delivery or by United States mail, is received by the Secretary of Summit not later than 70 days in advance of the annual meeting. The notice must be set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such holder is a holder of record of shares of Summit entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such holder, (d) such other information regarding each nominee proposed by such holder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors and (e) the consent of each nominee to serve as a director of Summit if so elected and a representation by such nominee that such person, at the time of notification satisfies, and, on the date of the Annual Meeting and thereafter during the continuation of directorship, will satisfy the qualifications for service as a director as set forth in Section 13 of Article III of the By-Laws. The By-Laws also provide that the chairman of the annual meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

REMUNERATION OF OUTSIDE DIRECTORS

     Outside Directors, i.e., Directors who are not employees of Summit or one of its subsidiaries, are paid $750 per Board and $750 per Committee and Subcommittee meeting attended. In 1995, each outside Director also received a $15,000 annual retainer. Mr. Dunphy, Chair of the Executive and Compensation Committees, received an additional $10,000 annual retainer and Mrs. Ferdon, Chair of the Audit Committee, received an additional $5,000 annual retainer. Outside Directors who serve as directors of subsidiaries also receive fees from such subsidiaries, which vary in amount, with annual retainers for board membership ranging from $5,000 to $10,000, annual retainers for committee chairs and membership on certain committees where paid by a subsidiary of $1,000, and fees for meetings attended ranging from $200 to $650. An outside Director may elect to defer payment of fees from Summit and its bank subsidiaries until reaching a stated age or until conclusion of service as a Director of Summit, with interest on deferred sums payable at the rate paid by UJBank for IRA and Keogh Accounts.

     A retirement plan for individuals who are outside Directors of Summit on the date their service as a Summit Director ends, provides that outside Directors with five or more years of service as a Summit Director (a "Vested Director") are entitled to receive annually, for ten years or the number of years served as a Director, whichever is less, commencing upon the Vested Director's attainment of age 65 and retirement from the Summit Board or upon the Vested Director's disability, payments equal to the highest annual retainer rate in effect at any time for service as a Summit Director during the two-year period immediately preceding the Vested Director's date of retirement or, if earlier, date of death or disability. The plan further provides that, in the event a Vested Director dies before receiving all benefits to which he or she is entitled, the Vested Director's surviving spouse is entitled to receive all benefits not received by the deceased Vested Director, commencing upon such Vested Director's death. Upon a Change in Control of Summit the plan provides that each Director then sitting on the Summit Board, notwithstanding that length of time served as a Director, becomes entitled to receive annually, for ten years or twice the number of years served as a Director, whichever is less, payments equal to the higher of (i) the Director's annual retainer at the time of the Director's termination of Board service, or (ii) the highest annual retainer in effect at any time during the two-year period immediately preceding the Change in Control, commencing on the latest to occur of (a) the termination of the Director's Board service, (b) attainment of age 65 or (c) any date designated by the Director prior to the Change in Control. The definition of Change in Control for purposes of the Plan parallels the definition of that term contained in the Termination Agreements discussed on pages XX and XX hereof.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed exclusively of Directors who are not, and have not been, officers or employees of Summit or any of its subsidiaries (collectively, the "Company"). It is presently chaired by Mr. Dunphy, who also serves as Chair of the Executive Committee, and includes Mrs. Ferdon, Chair of the Audit Committee, Mr. Mertz, Chair of the Nominating Committee, Mr. Tabak, Chair of the Acquisition Committee, Mrs. Estabrook and Messrs. Boyle and Patterson.

     Summit's executive compensation program is a coordinated and balanced program consisting of:

          o  Salary and benefits;

          o  Incentive cash compensation;

          o  Stock option program; and

          o  Long-term performance stock program

     A number of elements are taken into account in determining an executive compensation program including company size and performance, management philosophy, stock market price volatility, industry practices, company culture and organizational structure. A balance must be achieved among:

          o Aligning the executives' goals with the shareholders' goals of stock appreciation and yield;

          o The Company's goals of attracting, retaining and motivating the best possible executives in a cost-effective way; and

          o The executives' goals of maximizing the amount and certainty of compensation as well as security of position.

     The elements of the executive compensation program fulfill different purposes:

          o The incentive cash feature stresses the importance of achieving specific goals each year.

          o The stock option and stock award programs are intended to provide a long-term incentive to build the Company's profits. They also serve as a strong motivator, a capital accumulation opportunity and a retention mechanism. Stock awards are also tax deductible by the Company in most cases without incurring any cash outlay. By increasing the shareholdings of executives, the stock programs align the goals of Summit executives with those of Summit shareholders. These programs are submitted to the shareholders for approval prior to their implementation.

     The present mix of the Summit executive compensation program is competitive with peers in cash bonus and above the median in long-term stock-related compensation. The Compensation Committee believes that this mix provides an appropriate balance to maximize long-term shareholder interests. A stock-weighted compensation program represents more risk to the executive because the compensation decreases if the Company's stock price declines. However, there is potentially more reward if the stock does appreciate, reflecting the increasing reward to the shareholders.

     The principal components of the compensation program can be seen in the Summary Compensation Table on page XX under the following column headings: "(c) Salary", "(d) Bonus", "(f) Restricted Stock Awards", "(g) Securities Underlying Options/SARs" and "(h) LTIP Payouts". Reporting of awards under the long-term performance stock program is split among three of the foregoing headings: one-fifth of each annual incentive stock award (the unrestricted portion) appears in the column titled "(d) Bonus" where it is aggregated with an executive's incentive cash bonus award, four-fifths of each annual award (the restricted portion) appears under the general caption "Long Term Compensation" in the column titled "(f) Restricted Stock Awards" and payouts of performance stock appear in the column titled "Payouts--(h) LTIP Payouts", although there were no LTIP payouts in 1995. The last column of the Cash Compensation Table, "(h) All Other Compensation", aggregates the remaining miscellaneous forms of compensation, including the portion of term life insurance premiums taxable to executives under the Company life insurance program applicable to all employees and the employer matching contribution paid to the executive's accounts in the Employee Savings Plan, a profit sharing and retirement plan established under
Section 401(k) of the Internal Revenue Code of 1986 (the "Code"), pursuant to which the Company matches, subject currently with respect to 1996 to a maximum employer contribution of $4,500, 100% of voluntary contributions by an employee up to 3% of the employee base salary. All employees are eligible to participate in the Employee Savings Plan after one year of service. Approximately XX% of the Employee Savings Plan's assets are invested in Summit Common Stock, further aligning the employees' interests with those of the shareholders.

     The Compensation Committee periodically utilizes surveys and advice provided by outside compensation consultants in arriving at and making adjustments to the total compensation package appropriate for the executive officers of the Company. The surveys considered by the Compensation Committee for this purpose are primarily peer industry surveys but cross-industry surveys are also reviewed. The peer companies included in the peer industry surveys are selected by the independent firms which conduct the surveys and consist of the commercial banks and bank holding companies operating primarily in the United States which are, generally, in the same asset size group as the Company. In 1995 the Compensation Committee concluded a comprehensive review of the executive compensation program with the assistance of a nationally recognized outside compensation specialist. While the principal conclusion of the review was the desirability of broadening middle management participation in the cash bonus and long-term performance stock programs, the review also demonstrated the desirability of shifting executive officer awards under the stock award program from exclusive reliance on incentive stock awards to a blending of incentive stock and performance stock awards.

     Salary. Base salaries for executive officers, when initially set, are generally dependent upon peer industry salaries paid for comparable positions (as reflected in peer industry salary surveys) and correlate generally to the size of the organization. The responsibilities to be undertaken and the experience level of the particular executive officer are also taken into consideration when setting a salary. The Compensation Committee seeks to maintain average executive officer salaries near peer industry medians. With respect to increases in base salaries, the overall general performance of the Company for a given year, as well as trends in the economy and the banking industry, are taken into account in arriving at a percentage increase which is applied Company-wide as a guideline to the merit salary increases of all employees, including executive officers. Deviations from the guideline percentage are permitted in cases of exceptionally superior or inferior performance and to correct significant variances from marketplace salaries. A guideline percentage of 4% was applied to general salary increases during 1995 and will be applied to general salary increases during 1996.

     Cash Bonus. Cash bonuses are awarded pursuant to the Incentive Plan, a short-term plan adopted in 1982. The Incentive Plan provides for awards of cash bonuses to key officers of the Company at the conclusion of a fiscal year based on the Company's performance in relation to goals set for the Company at the beginning of the year, the Company's performance compared to peers, and the individual contributions of the officers involved and their profit centers. The aggregate amount of bonuses may not exceed 50% of aggregate participants' salaries and no bonuses will normally be paid when the after-tax income of the Company is less than 7% of average capital for the year, subject to the right of the Compensation Committee to make exceptions when deemed warranted.

     The Compensation Committee periodically uses surveys and recommendations provided by outside compensation consultants to establish percentages of base salary representing a cash bonus guideline for executive officers and ranges for permissible deviations above and below that guideline. In determining the amount of cash bonus to award executive officers for a particular year, the Compensation Committee evaluates the Company's performance (as a percentage of the performance deemed desirable by the Compensation Committee) for that year using five evaluation categories and pays a cash bonus equal to the rating percentage times the cash bonus guideline (but no higher than the maximum and no lower than the minimum in the guideline range). The five evaluation categories are: financial and strategic plans, earnings growth rate, financial performance compared to industry peers in the Company's geographic region, financial performance as measured by selected long term financial performance ratios and restructuring and positioning objectives. The Compensation Committee assigns relative weights to these categories each year which reflect, in its judgment, as of that year, the relative importance of each category to the long-term financial prospects of the Company. In arriving at the bonus paid with respect to 1995, the Compensation Committee determined that the Company had performed at a level equal to 132% of the performance deemed desirable for payment of the cash bonus guideline and paid cash bonus amounts having a median at approximately 1.13% of the cash bonus guideline. With respect to 1995, the Compensation Committee placed particular significance on the ability of the Company to attain, excluding the effects of the Bancorp New Jersey, Inc. acquisition, a return on assets in excess of its goal of 1.20%, a return on common equity in excess of its goal of 15.00%, and an efficiency ratio in excess of its goal of 59%.

     Stock Bonus and Long Term Compensation. To encourage growth in shareholder value, the Compensation Committee believes that senior executives who are in a position to make a substantial contribution to the long-term success of the Company should have a significant stake in the Company and its ongoing success. An equity position in the business focuses attention on managing the Company as an owner. To encourage growth in shareholder value, the stock component of the executive compensation program includes a long-term performance stock program and a stock option program. These stock-based programs are designed to mature and grow in value over time and for that reason represent compensation which is attributable to service over a period of time.

     The Long-Term Performance Stock Program is designed to reward executives who meet predetermined performance standards and retain the executives by paying out stock over a period of time. The program consists of: (i) performance stock awards, which are awards made contingent upon attainment of objectively verifiable performance goals in accordance with the performance criteria specified in the current stock and option plan, are fixed at the time the performance goals are set with respect to the number of shares underlying the award, and are intended, upon full vesting, to qualify as exempt compensation expense under Section 162(m) of the Code (if Proposal 2 is approved by the shareholders); and (ii) incentive stock awards, which are awards made with respect to services rendered in a prior fiscal yesr following the attainment of Company, division and personal performance standards but need not be fixed with respect to the number of shares underlying the awards until the awards are made and are not intended to qualify as exempt compensation expense under Section 162(m) of the Code. Performance stock awards, in addition to requiring the satisfaction of performance goals, may contain restrictions upon transferability which lapse in annual increments following the attainment of the performance goals. Incentive stock awards typically consist of a portion (one-fifth of the total award) which is transferred without restriction to the participant upon grant and a remaining portion (four-fifths of the total award) which contains restrictions on transferability which lapse in annual increments over the four years following the award. Only upon full vesting of the performance stock awards, i.e., attainment of performance goals and lapsing of restrictions on transferability, will the performance stock awards be reported in the Summary Compensation Table. When reportable, performance stock awards are found under column (h) as LTIP (long term incentive plan) Payouts. By contrast, incentive stock awards are immediately reportable in the Summary Compensation Table. Pursuant to regulations of the SEC, one-fifth of an annual incentive stock award, the unrestricted portion, is reported as annual compensation in column (d) of the Summary Compensation Table. The remaining four-fifths of an annual incentive stock award, the restricted portion which vests in equal annual installments, is reported as long-term compensation in column (f) of the Summary Compensation Table.

     The Compensation Committee periodically utilizes surveys and recommendations provided by outside compensation consultants to establish a long-term performance stock guideline and ranges for permissible deviations above and below this guideline. Following the end of a fiscal year and based on the foregoing, the Chief Executive Officer determines an appropriate stock award recommendation for each executive officer. The Compensation Committee then weighs as it deems appropriate the performance of each executive officer and the evaluation and recommendation of the Chief Executive Officer and makes incentive stock and performance stock awards after taking into account the overall performance of the Company or one or more elements thereof or such other factors as the Compensation Committee considers relevant. When determining appropriate stock awards to make with respect to services rendered in 1995, the Compensation Committee placed particular significance on the Company's ability to exceed return-on-asset, return-on-equity and efficiency ratio goals, as it did when determining appropriate cash bonus amounts. While typically one-fifth of an incentive stock award constitutes immediate compensation to the executive officer, the balance of an incentive stock award is received in four annual installments only if the executive officer remains in the employ of the Company during that time. Additionally, performance stock, though awarded on the basis of a performance evaluation that considers prior year performance, is received by the executive officer only if the performance goals established in conjunction with the performance stock award are satisfied by future performance. Ninety-one executive and senior officers participated in the January 1996 stock awards applicable to services rendered in 1995, receiving an aggregate of 90,075 shares. Included in this aggregate stock award is 12,000 shares of performance stock, reflecting the Compensation Committee's shift from exclusive reliance on incentive stock to a blending of incentive stock and performance stock in the long-term performance stock program, the principal indication of the comprehensive review of executive compensation conducted in 1995.

     Stock options are a performance-motivating incentive because they have no value unless the Company's stock price increases. Surveys and recommendations provided by outside compensation consultants are periodically used by the Compensation Committee to establish stock option guidelines; (determined in number of options), and ranges of permissible deviations above and below those guidelines, for each salary level of senior officer at Summit and each of its subsidiaries. The Compensation Committee, on a subjective basis and entirely within its discretion, then evaluates the overall financial performance of the Company, or any element thereof, and determines whether to grant options in accordance with the stock option program guidelines or amounts greater than or less than the guidelines. When determining appropriate option grants to make with respect to services rendered in 1995, the Compensation Committee again placed particular significance on the Company's ability to exceed return-on-asset, return-on-equity and efficiency ratio goals, as it did when determining appropriate cash bonus amounts and stock awards. The Compensation Committee does not generally consider currently outstanding and previously granted options when making grants. The Compensation Committee does not consider the aggregate size of current grants when making individual grants, but the 1993 Incentive Stock and Option Plan contains specific aggregate annual grant limitations approved by the shareholders. Stock options will continue to qualify as exempt compensation expense under Section 162(m) of the Code if Proposal 2 is approved by the shareholders.

     The stock option program is designed with a broad scope to align the interests of a large number of employees with shareholder interests. A total of [490] current employees hold one or more stock options granted with respect to the current year or to prior years. This amounts to [9%] of the full time work force. With respect to stock options granted in January 1996 for services rendered in 1995, 343 employees received options on 593,450 shares. Set forth in the Summary Compensation Table are the stock option grants made in January 1996 to the five named executive officers for services rendered in 1995. The table titled "Option Grants in Last Fiscal Year" sets forth (pursuant to SEC requirements) the stock option grants made to the five named executive officers in 1995 for services rendered in 1994.

     To further encourage employee ownership of Summit Common Stock, the Company offers a payroll deduction plan which facilitates employee purchases of Summit Common Stock through the Dividend Reinvestment Plan (at a fair market value determined in accordance with the terms of the Dividend Reinvestment Plan).

     Chief Executive Officer. In general, Mr. Semrod's compensation is determined in the same manner as that of other senior executives, as described above. In determining Mr. Semrod's cash bonus, stock option grant and incentive stock and performance stock award for 1995, the Compensation Committee considered in accordance with the practices and procedures described above the surveys and recommendations of compensation consultants previously cited, Mr. Semrod's performance and the overall performance of the Company, placing particular significance as with other compensation decisions made with respect to services rendered in 1995 on the Company's ability to exceed return-on-asset, return-on-equity and efficiency ratio goals.

     Compensation Deductibility Limitation. In 1993, the Code was amended to add
Section 162(m), which limits to $1 million the amount that a publicly-held corporation such as Summit can deduct for compensation paid to certain senior executive officers (the "deductibility limitation"). Regulations promulgated in 1995 by the Internal Revenue Service (the "Service") interpret Section 162(m) to exempt certain compensation expenses ("exempt compensation expense") from the deductibility limitation, principally: compensation attributable to stock options granted at fair market value pursuant to a plan that has received shareholder approval and satisfied certain other requirements ("exempt options"), compensation payable solely on account of the attainment of one or more objective performance goals established by a compensation committee prior to the commencement of the service to which the performance goals relate, or within 90 days of such commencement, and at a time when it is substantially uncertain whether the performance goals will be met ("performance compensation") and compensation paid pursuant to written binding contracts in effect on February 17, 1993 and not materially modified after that date ("grandfathered contracts").

     Option grants reportable in column (g) of the Summary Compensation Table do not produce taxable income to the executive officer, or a potential deductible compensation expense to Summit, until the option is exercised by the executive officer at a time when the market price of the Summit Common Stock underlying the option exceeds the exercise price of the option. All of Summit's currently outstanding options are exempt options and therefore will produce exempt compensation expense for Summit upon their exercise. In addition, if shareholders approve Proposal 2, options granted under Summit's 1993 Incentive Stock and Option Plan prior to Summit's 2001 Annual Meeting of Shareholders will also be exempt options and produce exempt compensation expense for Summit upon their exercise. Also subject to shareholder approval of Proposal 2, performance stock awards were made for the first time in January 1996 to certain executive officers. Performance stock awards do not generate taxable income to the executive officer, or a potential deductible compensation expense to Summit, until they are fully vested--i.e., the performance criteria applicable to the award are met and any restrictions on the awarded shares respecting their transfer lapse. Performance stock is reportable in the Summary Compensation Table at column (h) as a "LTIP Payout" in the year full vesting occurs, regardless of the year of award, and will be exempt compensation expense if shareholders approve Proposal 2. Restricted incentive stock awards reportable in column (f) of the Summary Compensation Table also do not generate taxable income to the executive officer, or a potential deductible compensation expense to Summit, until restrictions on the awarded shares lapse. Restricted stock awards made prior to February 17, 1993 qualify as grandfathered contracts and will thus generate exempt compensation expense for Summit in the year restrictions on such awarded shares respecting transfer lapse. Restricted incentive stock awards made after February 17, 1993 do not qualify as exempt compensation expense and thus are subject to the deductibility limitation, if applicable, as restrictions on such shares lapse. Compensation reported in columns of the Summary Compensation Table other than (g) do not currently qualify as exempt compensation expense and thus are subject to the deductibility limitation to the extent paid in 1995 and thereafter, to the extent the deductibility limitation is applicable. However, as discussed, if shareholders approve Proposal 2, future compensation reported in column (h) will also qualify as exempt compensation expense.

Respectfully submitted,

T.J. Dermot Dunphy, Chairman

Robert L. Boyle, Anne Evans Estabrook, Elinor J. Ferdon, Francis J. Mertz, Henry
S. Patterson II and Joseph M. Tabak


                                                          SUMMARY COMPENSATION TABLE


                                                                                     Long Term Compensation
                                                                              ------------------------------------
                                               Annual Compensation                    Awards               Payouts
                                       -------------------------------------  -------------------------    -------
    (a)                          (b)      (c)         (d)           (e)           (f)           (g)          (h)        (i)
                                                                   Other                     Securities
                                                                  Annual       Restricted    Underlying      LTIP     All Other
Name And                                                          Compen-        Stock        Options/     Payouts     Compen-
Principal Positions             Year   Salary($)   Bonus($)(1)  sation($)(2)  Awards($)(3)    SARs(#)        ($)     sation($)(4)
-------------------             ----   --------    -----------  ------------  ------------   ----------    -------   ------------
T. Joseph Semrod ............   1995   $707,500     $559,300        --          $337,200       65,000        --        $16,785
 Chairman of the Board          1994    673,750      414,400        --           237,600       58,000        --         14,602
 and CEO of Summit and          1993    665,000      284,350        --           225,400       58,000        --         16,140
 Chairman, CEO and
 President of UJBank

John G. Collins .............   1995   $326,500     $195,100        --          $112,400       22,000        --        $12,866
 Vice Chairman of the           1994    311,850      154,355        --            57,420       20,000        --         10,899
 Board of Summit and            1993    297,850      110,720        --            54,880       20,000        --         12,195
 UJBank

John R. Howell ..............   1995   $318,500     $189,344        --          $ 52,688       21,000        --        $ 8,269
 Vice Chairman of the           1994    305,250      150,855        --            57,420       20,000        --         10,779
 Board of Summit,               1993    292,750      100,720        --            54,880       20,000        --         11,632
 Chairman of the Board
 and CEO of First Valley
 and FVBank

Stephen H. Paneyko ..........   1995   $270,500     $144,319        --          $ 77,275       16,000        --        $10,444
 Senior Executive Vice          1994    259,150      118,638        --            44,550       16,000        --          8,610
 President Commercial           1993    248,400       80,280        --            43,120       16,000        --          9,978
 Banking of Summit
 and UJBank

John R. Haggerty ............   1995   $258,500     $139,319        --          $ 77,275       16,000        --        $ 7,427
 Senior Executive Vice          1994    247,400      113,138        --            44,550       16,000        --          4,703
 President Finance of           1993    237,150       83,780        --            43,120       16,000        --          8,327
 Summit and UJBank

-----------

(1) Includes value of one-fifth of performance stock award and any cash bonus, both of which are paid in the fiscal year following the fiscal year for which they are reported.

(2) Perquisites and other personal benefits, securities or property paid during the indicated fiscal year did not exceed, with respect to any named executive officer, the lesser of $50,000 or 10% of the annual salary and bonus reported in the table for that individual, and are therefore excluded from "Other Compensation".

(3) The total number of restricted shares held and their aggregate market value as of December 31, 1995 are as follows: Mr. Semrod: 26,780 shares, $954,038; Mr. Collins: 6,268 shares, $223,298; Mr. Howell: 6,252 shares,
     $222,728; Mr. Paneyko: 5,244 shares, $186,818; Mr. Haggerty: 4,866 shares,
     $173,351.

     Restricted stock awards (indicated in shares) which provided for vesting in less than three years were as follows:

                                   1993             1994              1995
                             ---------------  ---------------  ----------------
     Vesting Period          1 Year  2 Years  1 Year  2 Years   1 Year  2 Years
     --------------          ------  -------  ------  -------  -------  -------
     T.J. Semrod ........    2,300    2,300    2,400   2,400    2,400    2,400
     J.G. Collins .......      560      560      580     580      800      800
     J.R. Howell ........      560      560      580     580      750      750
     S.H. Paneyko .......      440      440      450     450      550      550
     J.R. Haggerty ......      440      440      450     450      550      550

     Dividends are paid on all restricted shares held by the named executive officers.

(4) Amounts listed under "All Other Compensation" for 1995 include Company contributions to the Employee Savings Plan ("SIP") and the dollar value of insurance premiums paid with respect to term life insurance (INS) for the named executive officers as follows: Mr. Semrod: SIP-$4,500, INS-$12,285; Mr. Collins: SIP-$4,500, INS-$8,366; Mr. Howell: SIP-$4,500, INS-$3,769;
     Mr. Paneyko: SIP-$4,500, INS-$5,944; Mr. Haggerty: SIP-$4,500, INS-$2,927.

                                       16


                                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                   Alternative to
                                                                                                    (f) and (g):
                                                                                                  Grant Date Value
                                                                                                --------------------
 (a)                                        (b)          (c)           (d)         (e)                  (f)
                                                      Percent of
                                         Number of       Total
                                        Securities   Options/SARs    Exercise
                                        Underlying    Granted to        or
                                       Options/SARs  Employees in   Base Price   Expiration          Grant Date
Name                                    Granted(1)    Fiscal Year    ($/Sh)(2)      Date        Present Value ($)(3)
----                                    ----------    -----------    ---------   ----------     --------------------
T. Joseph Semrod (CEO) ..............      58,000         12%          $24.75     2/2/2005
John G. Collins .....................      20,000          4%          $24.75     2/2/2005
John R. Howell ......................      20,000          4%          $24.75     2/2/2005
Stephen H. Paneyko ..................      16,000          3%          $24.75     2/2/2005
John R. Haggerty. ...................      16,000          3%          $24.75     2/2/2005

-----------------


(1) The stock option grants listed in this table are reported as 1994 compensation on the Summary Compensation Table.

(2) Exercise price equals 100% of the fair market value of a share of Summit Common Stock on the grant date, which was February 2, 1995 for all options listed above. All listed options are nonqualified options, become exercisable one year from the date of grant and terminate upon a termination of employment, except termination of employment occurring due to death, disability, retirement or dismissal without cause.

(3) Black-Scholes Option Pricing Model used. The Black-Scholes value based on three years of monthly stock prices and dividends was .307. The assumptions used to arrive at that value were: 3-year stock price volatility of .294; 3-year dividend yield of 3.5%; 10-year option term; 5.9% risk-free rate of return.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

  (a)                              (b)              (c)              (d)          (e)            (f)         (g)
                                                                   Number of Securities         Value of Unexercised
                                                                  Underlying Unexercised            In-the-Money
                                                                       Options/SARs                 Options/SARs
                                                                      at FY-End(#)(1)              at FY-End($)(1)
                              Shares Acquired                    --------------------------  -------------------------
Name                          on Exercise(#)  Value Realized($)  Exercisable  Unexercisable  Exercisable  Unexercisable
----                          --------------- -----------------  -----------  -------------  -----------  -------------
T. Joseph Semrod (CEO) .....     31,807          $213,610          434,989       78,981      $7,851,228     $978,415
John G. Collins ............     10,000            85,625          159,545       24,135       2,819,831      280,559
John R. Howell .............     17,834           318,643          166,180(2)    20,000       2,979,296(2)   217,500
Stephen H. Paneyko .........      2,868            28,700          131,625       16,000       2,305,313      174,000
John R. Haggerty ...........     26,244           476,340           78,823       16,000       1,090,114      174,000

---------------

(1) Year-end 1995 numbers and values exclude options granted in January 1996, which are reported as 1995 compensation on the Summary Compensation Table.

(2) Includes options granted by the predecessor corporation to First Valley prior to its acquisition by the Company in 1988, which options were converted in the acquisition to options to purchase stock of the Company.

                             STOCK PERFORMANCE GRAPH

     Set forth below is the five year Cumulative Total Return stock performance graph for (i) Summit Common Stock, (ii) the Media General ("MG") Mid-Atlantic Bank Group Index, an industry index encompassing virtually all publicly traded banking companies in New York, New Jersey, Pennsylvania, Delaware, Maryland and the District of Columbia (144 companies) and (iii) the New York Stock Exchange ("NYSE") Market Value Index, a broad market index covering all stocks listed on the NYSE.

               SUMMIT BANCORP., MG MID-ATLANTIC BANK GROUP INDEX &
                             NYSE MARKET VALUE INDEX
                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

                  GRAPHICAL REPRESENTATION OF DATA TABLE BELOW


                         1990      1991     1992      1993      1994      1995
                         ----     ------   ------    ------    ------    ------
Summit Bancorp           $100    $217.21  $375.59   $381.66   $397.66   $603.92
Industry Index            100     133.08   166.65    207.03    196.56    298.47
Broad Market Index        100     129.41   135.50    153.85    150.86    195.61

Assumes $100 invested on January 1, 1991

* Total Return assumes reinvestment of dividends

             ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

     Some executive officers, Directors and nominees for election as Director of Summit and their associates have deposit accounts with one or more of Summit's bank subsidiaries and may also have transactions with one or more subsidiaries, including loans, in the ordinary course of business. All loans in excess of $60,000 to executive officers and Directors and their associates were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Section 16(a) of the Exchange Act requires Summit's executive officers and directors, and any persons owning ten percent or more of a registered class of Summit's equity securities, to file initial statements of beneficial ownership (Form 3), statements of changes in beneficial ownership (Form 4) and annual statements of beneficial ownership (Form 5) with the SEC and the NYSE. Persons filing such statements are required by SEC regulation to furnish the Company with copies of all such beneficial ownership statements filed under Section 16(a) of the Exchange Act.

     Based solely on its review of the copies of beneficial ownership statements received by it, or written representations from certain reporting persons that no beneficial ownership statements were required for those persons, Summit believes that during 1994 all beneficial ownership statements under Section 16(a) of the Exchange Act which were required to be filed by executive officers and directors of Summit in their personal capacities were filed in a timely manner, with the following exceptions: clerical oversights in the Corporate Secretary Department resulted in a delay in the reporting of employee stock option exercises for 3,335 shares (and related surrender of 1,442 shares in payment of the exercise) by John R. Howell and 2,193 shares by Dennis Porterfield from the "next required Form 4" which was filed on November 10, 1995 and February 10, 1994, respectively, to February 13, 1996; a purchase of 1,400 shares by a pension trust for which Raymond Silverstein acts as a trustee, reportable by the trust on a Form 3 and by Mr. Silverstein on a Form 4 by November 10, 1993, was not reported until November 10, 1995.

                  CERTAIN INFORMATION AS TO EXECUTIVE OFFICERS

EMPLOYMENT AGREEMENTS

     Summit entered into an employment contract with Mr. Semrod when he joined Summit in 1981. This contract renews annually for a one-year term, unless the contract is terminated for cause or due to disability or death, or notice of nonrenewal is given 120 days prior to its April 2d anniversary date. No notice of nonrenewal has been given. The contract provided for a minimum base salary of $200,000 per annum, subject to periodic review to reflect the impact of inflation, performance, and competitive compensation levels. Mr. Semrod's contract also provides for a cash bonus formula; however, since the establishment in 1982 of the Incentive Plan which provides for bonuses to key employees of Summit and its subsidiaries, Mr. Semrod's bonus has been calculated and paid under that Plan rather than under the contractual formula.

     Summit entered into an employment agreement with Robert G. Cox, providing for Mr. Cox to serve, commencing at the effective time of the Summit/UJB Merger (the "Effective Time"), as the President of Summit and UJBank (after UJBank's anticipated merger with SumBank under the name Summit Bank), for an initial term of three years; provided, however, on the first and second anniversary dates of the employment agreement, the term of the employment agreement shall be extended automatically for one additional year unless not later than 180 days prior to such anniversary date, either party shall have given written notice to the other of its or his election not to extend the term of the employment agreement. The employment agreement additionally provides for Mr. Cox to receive (i) base salary of not less than $500,000, (ii) an annual bonus at least equal to the highest annual bonus received by him during any of three calendar years preceding the Effective Time, (iii) incentive, savings and retirement plan benefits which in the aggregate are equal to those received by peer executives of Summit, or, if more favorable, the most favorable incentive, savings and retirement plan benefits received by him in the 180 days preceding the Effective Time,(iv) health and welfare plan benefits which in the aggregate are equal to those received by peer executives of Summit, or, if more favorable, the most favorable health and welfare plan benefits received by him in the 180 days preceding the Effective Time, and (v) other customary fringe benefits received by peer executives of Summit, or, if more favorable, the most favorable of the fringe benefits received by him in the 180 days preceding the Effective Time. In the employment agreement Mr. Cox agreed that for a period of one year following any termination of the employment agreement he will not accept employment with any national or state bank or thrift institution or affiliate thereof at a place of employment within 25 miles of any branch location of Summit or any of its subsidiaries. The employment agreement also provides for Summit to assume the obligations of the former Summit Bancorporation under the change of control agreement between the former Summit Bancorporation and Mr. Cox. The change of control agreement provides for Mr. Cox to receive certain benefits and a severance payment in the event his employment is terminated following a change of control or a potential change of control as those terms are defined in the agreements (the "Change of Control Events") equal to three times the highest salary and bonus received by him in the 36 months preceding the change of control. The agreement also provides for reimbursement of a portion of the excise taxes payable (if any) as a result of receipt by Mr. Cox of payments and benefits as a result of a termination after a Change of Control Event. The term of the change of control agreement extends through December 31, 1998 but is automatically extended each January 1, commencing January 1, 1998, for an additional one year unless either party gives the other party six months advance written notice of termination. In the event of a change of control the agreement remains in effect for not less than 36 months following the change of control. In no event does the agreement extend beyond Mr. Cox's 65th birthday.

EXECUTIVE SEVERANCE PLAN

     In 1986 the Summit Board adopted the Summit Executive Severance Plan for the purposes of enhancing the ability of Summit to retain existing management and attract new executives and rewarding key executives for their service to the Company with reasonable compensation in the event of a termination of their employment under any of the circumstances set forth in the Plan. Key executives of the Company are eligible to be selected as Plan participants. The Summit Board has selected the following executive officers to be Plan participants: T. Joseph Semrod, John G. Collins, John R. Howell, Stephen H. Paneyko, John R. Haggerty, Larry L. Betsinger, Alfred M. D'Augusta, William J. Healy, Sabry J. Mackoul, John J. O'Gorman, Richard F. Ober, Jr., Dennis Porterfield, Alan N. Posencheg, Gary F. Simmerman and Edmund C. Weiss, Jr. Their period of participation will expire as of December 15,1999.

     The Plan provides that, in the event a participant's employment is terminated by the Company, other than for Cause (as defined below), death, disability or retirement, or by the participant for Good Reason (as defined below), the participant is entitled, for a period of not less than 18 months and not more than 24 months, or, if earlier, until the participant's death, disability or retirement, to receive payments based upon the highest rate of base salary in effect for the participant during the 12-month period preceding the notice of termination and to remain an active participant in all employee benefit plans available to employees generally. The participant is also entitled to receive a pro rated annual bonus for the year in which terminated, and to continue receiving perquisites for 12 months. The salary and employee benefit plans continuation period would be 24 months for Mr. Semrod and 18 months for all other current participants.

     For purposes of the Plan, "Cause" is defined to mean any of the following:
(i) the willful commission of an act that causes or that probably will cause substantial economic damage to the Company or substantial injury to its business reputation; (ii) the commission of an act of fraud in the performance of the participant's duties; (iii) a continuing willful failure to perform the duties of the participants position with the Company or (iv) the order of a bank regulatory agency or court requiring the termination of the participant's employment. Willfulness is defined to be an act or failure to act done not in good faith and without reasonable belief that the action or omission was in the best interests of the Company.

     "Good Reason" for purposes of the Plan is defined to mean any of the following: (i) the assignment of duties which are inconsistent with, or the failure to assign duties which are consistent with, the participant's then current title and salary grade; (ii) removal of the participant from, or any failure to reappoint or reelect the participant to the highest title held by him or her during the previous six-month period; (iii) a reduction in the participant's salary or the failure to grant increases in the participant's salary comparable to those granted executives of the Company of comparable title, salary grade and performance ratings; (iv) locating the participant's office anywhere other than at Summit's (or a subsidiary's) principal executive offices and (v) the failure by the Company to provide welfare benefits and perquisites substantially the same as or comparable to those presently provided to the participant.

     In the event a participant becomes entitled to the benefits described above and the participant subsequently obtains other employment, the participant's entitlement to the above described benefits ceases and the participant becomes entitled to receive instead a lump sum payment equal to 50%, of remaining base salary that would otherwise have been payable to the participant.

TERMINATION AGREEMENTS

     The Board of Directors has approved Termination Agreements with certain executive officers of Summit for the purposes of enhancing the ability of Summit to retain existing management and attract new executives and of rewarding key executives for their service to the Company with reasonable compensation in the event their employment is terminated as provided in the Termination Agreements. In the Termination Agreements, each officer has agreed that in the event any person or entity takes certain steps designed to effect a Change in Control (as defined below) of Summit, he will continue to perform his regular duties and services for the Company until such person or entity has abandoned or terminated efforts to effect a Change in Control or until a Change in Control has occurred. The following executive officers are currently parties to Termination Agreements with Summit: Messrs. Semrod, Collins, Howell, Paneyko, Haggerty, Betsinger, D'Augusta, Healy, Mackoul, O'Gorman, Ober, Porterfield, Posencheg, Simmerman and Weiss. The Termination Agreements provide that if, within three years after a Change in Control of Summit, the officer's employment with the Company is terminated by the Company, other than for Cause (as defined below), death, disability or retirement, or by the officer for Good Reason (as defined below), the officer is entitled to receive (i) a lump sum cash payment equal to one year's base salary at his highest rate in effect during the 12 month period preceding the notice of termination (not to exceed 2.99 times the average of the officer's annual compensation payable for the five years immediately preceding the Change in Control), and (ii) upon retirement an amount of total retirement benefits equal to that which the officer would have received from retirement plans of, or employment contracts with, the Company if his employment had continued for three years beyond his termination date or until his retirement, if earlier, and his rights were fully vested. The amount by which retirement benefits payable under the Termination Agreements exceeds the amount of retirement benefits otherwise payable to the officers represents an unfunded obligation of the Company for which no amounts have been set aside or accrued. A Termination Agreement terminates if the officer voluntarily ends his employment during any period when no effort to effect a Change in Control of Summit is then in progress.

     To come within the terms of the Termination Agreements the Change in Control of Summit must occur, or efforts designed to lead to a Change in Control of Summit must commence, before December 29, 1996. A "Change in Control" of Summit is defined to mean: (i) the acquisition by any person of beneficial ownership of 33-1/3% or more of the combined voting power of Summit's outstanding securities; (ii) a change in the composition of majority membership of the Board of Directors over any two-year period; (iii) a change in ownership of Summit such that Summit becomes subject to the delisting of its Common Stock from the NYSE; (iv) the approval by the Board of the sale of all or substantially all of the assets of UJBank; (v) the approval by the Board of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i), (ii) or
(iii) above.

     The definition of "Cause" for purposes of the Termination Agreements parallels the definition of that term in the Executive Severance Plan described above. "Good Reason", for purposes of the Termination Agreements, is defined to mean: (i) the assignment of duties which are materially different or require substantially more business travel than duties prior to the Change in Control or which represent a significant reduction in authority and responsibility; (ii) removal from, or failure to reappoint or reelect the officer to the highest office held in the six months prior to the Change in Control; (iii) a reduction in the officer's salary or the failure to grant increases in salary comparable to those granted officers of comparable title, salary grade and performance ratings; (iv) the relocation of Summit's principal executive offices outside New Jersey, a change in the officer's base location to anywhere other than the Company's principal executive offices or the failure to pay reasonable relocation expenses where the officer has agreed to a relocation; (v) the failure to provide the officer with benefits and perquisites the same as or comparable to those received prior to the Change in Control or (vi) the failure of Summit to obtain the express written assumption of a Termination Agreement by any successor to Summit.

PENSION PLANS

     Summit maintains a noncontributory pension plan, qualified as a "defined benefit" pension plan under the Code, which applies to salaried employees, including executive officers, of Summit and its subsidiaries (the "Basic Plan"). Due to certain benefit restrictions placed on the Basic Plan by the Code, Summit also maintains a retirement restoration plan and a supplemental retirement plan applicable to all salaried employee; covered by the Basic Plan (the

"Supplemental Plans"). The following table sets forth the estimated total annual pension benefits payable under the Basic Plan and the Supplemental Plans at normal retirement (age 65) at the Years of Credited Service and salary levels indicated:

                               PENSION PLAN TABLE



                                                      Annual Benefit for Years of Credited
      Highest Average Yearly                                Service Indicated (a)(b)
          Base Salary of            ------------------------------------------------------------------------
       Consecutive 60 Months        15 Years        20 Years        25 Years       30 Years         35 Years
       ---------------------        --------        --------        --------       --------         --------
$125,000 ....................        $ 36,334        $ 48,345        $ 60,432       $ 72,518        $ 75,000
                                                                                                     (84,605)

$150,000 ....................          43,759          58,345          73,932         87,518          90,000
                                                                                                    (102,105)

$200,000 ....................          58,759          78,345          97,932        117,518         120,000
                                                                                                    (137,105)

$250,000 ....................          73,759          98,345         122,932        147,518         150,000
                                                                                                    (172,105)

$300,000 ....................          88,759         118,345         147,932        177,518         180,000
                                                                                                    (207,105)

$400,000 ....................         118,759         158,345         197,932        237,518         240,000
                                                                                                    (277,105)

$450,000 ....................         133,759         178,345         222,932        267,518         270,000
                                                                                                    (312,105)

$500,000 ....................         148,759         198,345         247,932        297,518         300,000
                                                                                                    (347,105)

$600,000 ....................         178,759         238,345         297,932        357,518         360,000
                                                                                                    (417,105)

$700,000 ....................         208,759         278,345         347,932        417,518         420,000
                                                                                                    (487,105)

$800,000 ....................         238,759         318,345         397,932        477,518         480,000
                                                                                                    (557,105)
------------

(a) Years of Credited Service are defined by the plan as years of full-time employment after the employee has attained age 21.

(b) Amounts in parentheses ( ) are amounts payable where the 60% limit of the Basic Plan does not apply.

     Covered compensation, except as described below with respect to Mr. Howell, includes only base salary and is identical to amounts reported in the Summary Compensation Table under the column titled "(c) Salary." The benefits listed in the Pension Plan Table are not subject to offsets for Social Security or other benefits received by retirees. The listed benefits are those payable if the straight life annuity method of distribution is chosen. Years of Credited Service under the Basic Plan for the executive officers listed in the Summary compensation Table, except as described below for Mr. Howell, are as follows:
Mr. Semrod, 14 years; Mr. Collins, 9 years; Mr. Paneyko, 13 years; Mr. Haggerty,24 years.

     Mr. Semrod's employment contract provides for supplemental retirement benefits calculated in accordance with the formula of the Basic Plan, but without regard to the benefit limitations imposed by the Code and the Basic Plan, and credits Mr. Semrod with years of service commencing February 1, 1963 (an additional 19 years).

     Employees and former employees who formerly worked for United Jersey Bank/Commercial Trust (a predecessor bank to United Jersey Bank), including Mr. Collins, are covered for service before August 1, 1988 (January 1, 1987 in the case of Mr. Collins) by a defined benefit, noncontributory pension plan which provides for benefits lower than those described above for the Basic Plan of Summit. Mr. Collins has 16 Years of Credited Service under this plan. Such employees are covered by the Basic Plan and Supplemental Plans for service on and after August 1, 1988 (January 1, 1987 in the case of Mr. Collins).

     Employees and former employees of First Valley and its subsidiaries, including Mr. Howell, are covered for service before January 1, 1996 by a formula contained in the Basic Plan which originated with the former pension plan of First Valley. The First Valley formula provides for benefits lower than the standard formula for the Basic Plan when reference is made to specific Years of Credited Service and Average Compensation on the Pension Plan Table, but includes in Average Compensation salary as reported in the column titled "(c) Salary" of the Summary Compensation Table and cash bonus reported, but not separately listed, in the column titled "(d) Bonus" of the Summary Compensation Table. Such employees and former employees are covered by the Basic Plan's standard formula for service on and after January 1, 1996. Mr. Howell's covered compensation for 1995 under the First Valley formula was $481,000 and under the standard formula was $318,000. Mr. Howell has 19 Years of Credited Service under the First Valley formula and just recently became covered by the standard formula.

     Employees of Summit should refer to the more detailed Summary Plan Descriptions available to them.

               2. PROPOSAL TO APPROVE THE AMENDED SUMMIT BANCORP.
                      1993 INCENTIVE STOCK AND OPTION PLAN

     As discussed in the Compensation Committee Report on Executive Compensation, Section 162(m) of the Code, added in 1993 ("Section 162(m)"), limits to $1 million the deduction that a publicly-held corporation may take for federal income tax purposes for compensation paid to the five highest paid executive officers named in the Annual Compensation Table of the corporation's proxy statement (the "Proxy Group"). Also, as previously discussed, regulations of the Service promulgated in 1995 designate certain compensation expenses which are exempt from this $1 million deductibility limitation, including certain employee stock options and certain performance-based compensation meeting the requirements of Section 162(m).

     Shareholders previously approved the 1993 Incentive Stock and Option Plan (the "Original Plan") at the 1993 Annual Meeting of Shareholders. On February 21, 1996 the Directors adopted an amended Original Plan (the Original Plan as so amended being the "Plan") in response both to the Compensation Committee's compensation survey which indicated the desirability of blending performance-based stock awards into the executive compensation program and the definitive regulations adopted by the Service in 1995 with respect to Section 162(m). Shareholder approval of the Plan will preserve the tax deductibility under
Section 162(m) of compensation paid upon the exercise of options granted under the Plan, authorize performance-based stock awards which will be deductible as compensation expense under Section 162(m) and establish an annual award limit for the Plan which will satisfy the requirements under Section 422 of the Code pertaining to the grant of options under the Plan intended to qualify as incentive stock options ("Incentive Options").

     The deductibility of stock awards under Section 162(m) requires the Compensation Committee to condition the stock awards upon attainment of specific, objective performance goals. The Plan sets forth general performance criteria from which the Compensation Committee must select when fixing the specific performance goals but not the formula which constitute the specific performance goals. The Board has chosen by this approach to preserve for the Compensation Committee the flexibility of resetting the formula each performance period as appropriate. Notwithstanding that the Plan will not expire under its terms until February 17, 2003, Plan structure as just described requires, pursuant to Section 162(m), that shareholders approve the Plan again no later than the 2001 Annual Meeting of Shareholders for continued deductibility under
Section 162(m) of options and performance-based stock awards.

     Shareholder approval of the Plan is needed solely to secure tax deductibility for compensation paid to Summit's Proxy Group pursuant to stock options and performance-based stock awards under the Plan when total compensation for a named individual exceeds $1 million. All compensation paid to all other employees is deductible compensation expense under the Code and shareholder approval is not necessary to continue the deductibility of this expense. Should shareholders fail to approve the Plan, the Original Plan would remain in full force and effect and all options and stock awards (including stock awards made in January 1996 intended to qualify as performance-based exempt compensation expense under Section 162(m) of the Code) under the Original Plan would be subject to the deductibility limitation of Section 162(m) of the Code.


AMENDMENTS

     The Board adopted a revised Article 6 of the Plan which authorizes Summit to grant stock awards which qualify as exempt compensation expense under Section 162(m) of the Code. For an award of stock under Article 7 to qualify as exempt compensation expense under Section 162(m), the Compensation Committee must (i) at the time of the award, fix (A) the number of shares subject to the award, (B) the specific, objective performance goals which must be attained, (C) the period or periods over which the performance goals must be attained and (D) any other conditions upon which the award is made contingent, and (ii) certify in writing that the performance goals applicable to a particular stock award have been satisfied. The Board adopted related provisions, also required for deductibility under
Section 162(m), which limits to 50,000 the number of shares which may be made subject during a fiscal year to a stock award intended to qualify as exempt compensation expense and which limits to 175,000 the number of shares which may be made subject during a fiscal year to options granted to any one individual during a fiscal year, for compensation paid upon the exercise of options to qualify as exempt compensation expense.

     The Plan was further amended to limit to 1,800,000 the maximum number of shares which may be made subject to options and awards under the Plan during a fiscal year in order to satisfy requirements at Section 422 of the Code applicable to incentive stock options. This amendment will permit Summit to grant options qualifying as incentive stock options.

GENERAL TERMS

     Under the Plan, options ("Options") qualifying as Incentive Options and those not qualifying as Incentive Options ("Non-Qualified Options") may be granted. Only salaried full-time key employees of Summit and its subsidiaries (the "Company") are eligible to receive Option grants. It is anticipated that approximately 350 employees of the Company participate in the stock option feature of the Plan each year.

     The Plan also provides for the award of shares of Summit Common Stock ("Program Stock"). Only salaried full-time key employees of the Company who perform policymaking functions are eligible to be selected for participation in the Program Stock feature of the Plan (individually, a "Participant"; collectively, "Participants"). Out of the approximately 350 key employees selected to participate in the stock option portion of the Plan, approximately 60 are currently selected to be Participants in the Program Stock feature of the Plan. Program Stock for a particular Participant may consist of a stock award intended to qualify as exempt compensation expense under Section 162(m) ("Performance Stock") or a stock award not intended to qualify as exempt compensation expense under Section 162(m) ("Incentive Stock").

     Individual and corporate performance standards will be set for those key employees selected to be Participants and a stock award consisting of Incentive Stock or Performance Stock, or both, will be made to a Participant to the extent the Participant achieves the predetermined performance standards.

     The Plan is intended to be part of a competitive compensation program enabling the Company to attract and retain the services of persons holding key positions in the Company. Also, by increasing the number of shares of Summit Common Stock owned by its key employees the Plan better aligns the interest of the Company's key employees with the interests of the Company's shareholders and promotes the long-term welfare of the Company. By providing performance-based awards, the Plan seeks to motivate key employees to achieve performance goals which benefit all of the Company's shareholders. During each fiscal year of the Plan's operation, the maximum number of Shares granted as Program Stock under the Plan or made subject to Options granted under the Plan may not exceed in the aggregate the greater of (i) 1,800,000, or (ii) 1.2% of the shares of Summit Common Stock outstanding as of the last grant date during the relevant fiscal year, plus the number of Shares available for grant in the immediately preceding year but which were not used for grants (based on the number of shares of Summit Common Stock outstanding on December 31 of such prior fiscal year) and Shares subject to terminated or expired Options and forfeited Program Stock (as more fully described herein). The Company believes that this annual limitation represents a reasonable balancing of the interest of shareholders in attracting and retaining key employees and motivating their performance and the interest of shareholders in controlling the potential dilutive effect of Option grants and Program Stock awards.

     The Plan also limits the number of Shares which may be awarded as Program Stock during any fiscal year to an amount equal to one-seventh (1/7) of the aggregate amount of Shares available in that fiscal year for the grant of Options and Program Stock, determined as described above. The Plan will expire on February 16, 2003, although grants and awards made prior to that date may extend beyond the expiration of the Plan.

     With respect to services rendered in 1995, 593,450 Options were granted to 343 key employees under the Plan. Of these, 213,500 Options or 36% of the total, were granted to the 15 executive officers of the Company (which number includes the five executive officers listed in the Summary Compensation Table while 379,950, or 64% of the total, were granted to all other key employees of the Company. Individual Option grants to the five executive officers listed in the Summary Compensation Table were previously disclosed in the Option Grant Table at page XX above. While future Option grants will be made in the discretion of the Compensation Committee, it is anticipated that the percentage distribution of Option grants will generally follow the distribution made with respect to 1995.

     Future awards of Program Stock will be made in the discretion of the Compensation Committee in accordance with the terms of the Plan and based on factors relevant at the time discretion is exercised and thus the number of shares subject to such awards cannot be currently determined. In January 1996, 90,075 shares of Program Stock were awarded under the Plan to 91 key employees with respect to 1995 service. Of these, 47,845 shares, or 53% of the total, were awarded to the 15 executive officers of Summit and 42,230 shares, or 47% of the total, were awarded to the other key employees selected to participate in the Program Stock feature of the Plan. The five executive officers listed in the Summary Compensation Table received Program Stock grants as follows: Mr. Semrod--15,700 shares (17%); Mr. Collins--5,200 shares (6%); Mr. Howell--2,940 shares (3%); Messrs. Paneyko and Haggerty--3,500 each (4%). Of the 90,075 shares of Program Stock awarded to all key employees, 12,415 were awarded as shares of Performance Stock to all key employees, with XX,XXX of such shares, or XX%, awarded to executive officers as a group, X,XXX of such shares, or XX%, awarded to the balance of the key employees, and shares of Performance Stock awarded to the five executive officers listed in the Annual Compensation Table as follows:
Mr. Semrod--X,XXX shares (XX%), Mr. Collins--X,XXX shares (XX%), Mr. Howell--XXX shares (XX%), Messrs. Paneyko and Haggerty--XXX shares (XX%) each. The value of the Incentive Stock component of these grants are reflected in the Summary Compensation Table. While the number of shares subject to future awards of Program Stock will be determined in the discretion of the Compensation Committee in accordance with the terms of the Plan based on factors relevant at the time discretion is exercised and thus cannot currently be calculated. However, it is anticipated that the percentage distribution of Program Stock awarded generally will follow the distribution of awards made with respect to 1995 services.

     The following summary of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, which is attached as Appendix A.

ADMINISTRATION

     The Compensation Committee of the Board of Directors, which must consist of not fewer than three Directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act, has been delegated authority to administer the Plan. No grant may be made to members of the Compensation Committee or to any Director who is not also a full-time salaried key employee of the Company. The Compensation Committee has the authority and discretion to determine all terms of Option grants and Incentive Stock and Performance Stock awards. Summit receives no monetary consideration for granting Options or Program Stock under the Plan.

     The Board of Directors or the Compensation Committee may amend the Plan and grants made under the Plan (including amendments which accelerate the exercisability of Options and amendments which accelerate the lapse of restrictions on Program Stock) and may suspend or terminate the Plan, but may not increase the maximum number of Shares available for grant under the Plan, modify provisions relating to eligibility or materially increase benefits accruing to employees under the Plan without the approval of the shareholders of Summit or adversely change the terms of any grants or awards without the consent of the affected employees.

     Subject to the express provisions of the Plan, the Compensation Committee also has authority to construe the Plan and all Options and Program Stock grants made under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all determinations necessary or advisable for administrating the Plan.

     The Compensation Committee may require, as a condition to the granting of any Option or Program Stock, that the grantee agree not to compete with the Company in the event of a termination of the grantee's employment for any reason other than dismissal without cause. The Compensation Committee may also require that an employee not sell or otherwise dispose of Shares acquired pursuant to the exercise of an Option or the grant of Program Stock for a specified period from the date of acquisition or vesting.

OPTIONS

     Individual Limits

     In no fiscal year may any individual be granted Options with respect to more than 175,000 Shares. In addition, no individual employee may be granted Incentive Options to purchase Shares if the aggregate fair market value (determined as of the date of grant) of Shares with respect to which Incentive Options are exercisable for the first time by such employee during any calendar year (under all stock options plans of Summit or any subsidiary corporation or parent corporation or parent corporation of Summit) exceeds $100,000.

     Further, an Incentive Option will not be granted to any person who owns more than ten percent (10%) of the total combined voting power of all classes of stock of Summit or of any subsidiary corporation or patent corporation of Summit.

     Purchase Price and Exercise of Options

     The purchase price of Shares issuable upon exercise of an Option must not be less than 100% of the fair market value of such Shares on the date the Option is granted. The purchase price must be paid in full at the time of exercise of the Option in cash or, if permitted by the instrument evidencing the Option in shares of Summit Common Stock having a fair market value equal to the exercise price. Any cash proceeds received by Summit from the exercise of the Options will be used for general corporate purposes.

     In general, any Incentive Option granted under the Plan may be exercised during a period of not more than ten years from the date of grant, although a shorter period may be specified by the Compensation Committee and a Non-Qualified Option may be exercised during the period specified by the Compensation Committee in the instrument evidencing such Non-Qualified Option.

     In the event of a Change of Control of Summit, all then outstanding Options become immediately exercisable. The definition of Change of Control parallels the definition of that term in the Termination Agreements, described above under "Certain Information as to Executive Officer--Termination Agreements". Moreover, the Compensation Committee may determine, in its discretion, that upon the occurrence of a Change of Control, Options will terminate within a specified number of days (not less than five) after notice to the holder thereof, and such holder shall receive, with respect to each Share subject to such Option, cash in an amount equal to the excess of (i) the fair market value of such Share on the date immediately prior to the date of termination over (ii) the exercise price per share of such Option.

     Expiration and Transfer of Options

     Options are non-transferable, except by will or the laws of descent and distribution. Upon an employee's termination of employment, all previously unexercised Options (or unexercised portions of Options) granted to such employee and still outstanding on the day immediately preceding the effective date of the termination of employment ("Exercisable Options"), shall terminate according to the terms governing termination contained in the instruments evidencing the Exercisable Options. In the event the instrument evidencing such employee's Exercisable Options is silent as to the termination provisions which shall apply in the circumstances of such employee's termination of employment, such employee's Exercisable Options shall terminate or continue to be exercisable as follows according to the first of the following provisions which are applicable: (a) if the employment of any employee is voluntarily terminated by the employee, other than due to retirement, within a one-year period following a Change in Control of the Company, the employee may exercise all or any portion of such employee's Exercisable Options at any time during the three-month period immediately following the effective date of the termination of employment; (b) if an employee is discharged for cause (as defined in the Plan), all of such employee's Exercisable Options will terminate on the effective date of such discharge; (c) if an employee resigns by mutual agreement with the Company or is dismissed by the employer other than for cause, the employee may exercise all or any portion of such employee's Exercisable Options at any time during the three-month period immediately following the effective date of the termination of employment; (d) if the termination of employment is due to an employee's disability (as defined in the

Plan), the employee may exercise all or any portion of such employee's Exercisable Options at any time during a period immediately following the effective date of the termination of employment as follows: (i) Incentive Options--one year, (ii) Non-Qualified Options--three years; (e) if the termination of employment is due to an employee's retirement (as defined in the Plan), the employee may exercise all or any portion of such employee's Exercisable Options during a period immediately following the effective date of the termination of employment as follows: (i) Incentive Options--three months,
(ii) Non-Qualified Options--three years; (f) if an employee's employment is voluntarily terminated, other than in a one-year period following a Change in Control and other than due to retirement or resignation by mutual agreement with the Company, all of such employee's Exercisable Options will terminate on the effective date of the termination of employment; and (g) if the employee dies while in the employ of the Company or during any of the post-termination extension periods set forth in clauses (c), (d) or (e) above, such employee's legal representative, beneficiary, legatee or successor-in-interest may exercise all or any portion of such employee's Exercisable Options during the one-year period immediately following the death. The Compensation Committee may, at any time before or after a termination of employment, extend the period during which an Exercisable Option may be exercised following a termination of employment beyond that which may be provided for in the instrument evidencing the Exercisable Option and beyond that provided for in clauses (a) through (g) above.

     In no event may any Option be exercised during a period following a termination of employment (whether fixed by the Plan or extended by the Compensation Committee) if the Option was not exercisable on the day immediately prior to the date of termination and in no event may an Option be exercised to the extent it has already been exercised or after its expiration date.

     Adjustment of Shares

     In the event of any change in the outstanding shares of Summit Common Stock (through events such as a stock split, stock dividend, recapitalization, spin-off, split-up, split-off, merger, consolidation or reorganization of Summit or other like change in its capital structure), appropriate adjustments to the Options are to be made so that Options become exercisable for such securities, cash or other property as would have been received in respect of Shares had the Option been fully exercised prior to such change, and adjustments are to be made in the number of Shares and exercise price of Options to prevent dilution or enlargement of rights thereunder, subject to the rules of Section 424(a) of the Code as to Incentive Options.

PROGRAM STOCK

     Individual and corporate performance goals will be set for those key employees selected to be Participants and Program Stock grants will be made to Participants to the extent Participants achieve the predetermined performance goals.

     To the extent the Program Stock is Incentive Stock, the Shares of Incentive Stock so awarded are issued immediately to Participants and become issued and outstanding Common Stock of Summit. Participants enjoy full ownership rights with respect to the Incentive Stock, except that for such periods as the Compensation Committee shall designate the Incentive Stock may not be sold, transferred, granted, assigned, gifted, placed in trust or otherwise disposed of, or pledged, made subject to a security interest or lien or otherwise encumbered. (Incentive Stock subject to this restriction is sometimes referred to as "Restricted Incentive Stock").

     To the extent the Program Stock is intended to be Performance Stock, the Compensation Committee must select one or more of the general performance criteria set forth in the Plan and condition issuance of the Performance Stock upon satisfaction of specific, objectively verifiable performance goals set within the parameters of the selected general performance criteria for the fiscal year or other performance period. In no fiscal year may any individual be awarded more than 50,000 Shares of Performance Stock. Performance goals may not be changed once set. The Plan permits the Compensation Committee to set performance goals within the following general performance criteria; earnings, stock price, return on equity, return on investment, return on assets, efficiency ratio, total return to shareholders, economic value added, debt rating or achievement of business or operational goals or any combination of the foregoing. An award may provide for the Performance Stock subject to the award to be issued immediately to the Participant and immediately become issued and outstanding Common Stock of Summit or to be issued only upon attainment of the performance goals. If Performance Stock is issued immediately to a Participant the certificate representing the Performance Stock must be held in custody by Summit or its designee and forfeited if the relevant performance goals are not attained in the specified performance period. Dividend income earned on immediately-issued Performance Stock is not exempt compensation expense under
Section 162(m). Attainment of performance goals must be certified in writing by the Compensation Committee. In addition, the Compensation

Committee may, at the time an award is made, provide that for such periods as it shall designate following attainment of applicable performance goals the Performance Stock may not be sold, transferred, granted, assigned, gifted, placed in trust or otherwise disposed of, or pledged, made subject to a security interest or lien or otherwise encumbered. (Performance Stock subject to this restriction is sometimes referred to as "Restricted Performance Stock", and Restricted Incentive Stock and Restricted Performance Stock are sometimes referred to collectively as "Restricted Stock"). If Restricted Performance Stock is issued at the time of an award, it must remain with the custodian following attainment of the performance goals during the period of the restriction. If Restricted Performance Stock is issued at the time performance goals are attained, the certificate representing the Restricted Performance Stock will be delivered to Summit or its designee as custodian and held during the period of the restriction.

     If during the restricted period or periods applicable to particular Restricted Stock or during the performance period preceding attainment of performance goals applicable to particular Performance Stock, a Participant leaves the employ of the Company, voluntarily or involuntarily, all of the Participant's right, title and interest in and to such Restricted Stock or Performance Stock, as the case may be, is forfeited by the Participant and, if issued and outstanding, reverts to the Company, except that (i) restrictions on Restricted Incentive Stock and Restricted Performance Stock will lapse, and Performance Stock will vest, if (A) the Participant dies, becomes disabled, or retires from employment with the Company (as disability and retirement are defined in the Plan) or (B) there occurs a Change in Control of Summit, and (ii) restrictions on Restricted Incentive Stock will additionally lapse if (A) an event similar to any described in clause (i) (as determined at the time of the award by the Compensation Committee) occurs or (B) the Compensation Committee so determines in a particular case. Upon a lapsing of restrictions or vesting in accordance with the foregoing, Share certificates held in custody will be released, or Share certificates will be issued, as appropriate, and delivered to such Participant or to such Participant's beneficiary, estate or legal representative.

     Even though there occurs no outlay of cash, (i) the value of Incentive Stock is tax deductible to the Company, subject to the $1 million deductibility limitation of Section 162(m), (ii) the value of Performance Stock is tax deductible in all cases if shareholders approve Proposal 2 and vesting of particular Performance Stock occurs upon the attainment of all applicable performance goals and the lapse of all applicable restrictions and (iii) the value of Performance Stock is tax deductible to the Company subject to the $1 million deductibility limitation of Section 162(m) if shareholders do not approve Proposal 2 or if vesting of particular Performance Stock occurs under the circumstances described in the immediately preceding paragraph at clause
(i).

FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS

     Incentive Options

     Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Option. However, an employee who exercises an Incentive Option by delivering shares of Summit Common Stock previously acquired pursuant to the exercise of an Incentive Option is treated as making a "disqualifying disposition" (described below) of such Shares if the employee delivers such Shares before the expiration of the holding period applicable to such Shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. Upon the exercise of an Incentive Option with previously acquired Summit Common Stock as to which no disqualifying disposition occurs, it would appear that the optionee would not recognize gain or loss with respect to such previously acquired shares.

     For purposes of computing any alternative minimum tax liability, the optionee who exercises an Incentive Option generally would be required to increase taxable income, and compute the tax basis in the Shares so acquired, the same manner as if the optionee had exercised a Non-Qualified Option (as described below). An individual will be liable for the alternative minimum tax only to the extent that the amount of such tax exceeds the liability for regular federal income tax (reduced by certain credits). The amount of any alternative minimum tax liability incurred as a result of the exercise of an Incentive Option generally will be allowed as a credit offsetting regular tax liability in subsequent years.

     If, subsequent to the exercise of an Incentive Option (whether paid for in cash or in Shares), the optionee holds the Shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Option was granted or, if later (b) one year from the date of exercise (the "applicable holding period"), the difference (if any) between the amount realized from the sale of such Shares and their tax basis to the holder will be taxed as long-term capital gain or loss (provided that the Shares are held as a capital asset as such time). If the holder is subject to the alternative minimum tax in the year of disposition, such holder's tax basis in his or her Shares for such purposes will be increased as described in the preceding paragraph.

     In general, if, after exercising an Incentive Option, an employee disposes of the Shares so acquired before the end of the applicable holding period (i.e., sales a "disqualifying disposition"), such optionee would be deemed in receipt of ordinary income in the year of the disqualifying disposition, in an amount equal to the excess of the fair market value of the Shares at the date the Incentive Option was exercised over the exercise price. If the disqualifying disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the Shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the Shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such Shares exceeded one year and provided that the Shares are held as a capital asset at such time. Under proposed regulations, special rules may apply in the case of disqualifying disposition of Shares that were acquired upon the exercise of an Incentive Option by delivering previously acquired shares of Summit Common Stock.

     A deduction is not allowed to Summit for federal income tax purposes with respect to the grant or exercise of an Incentive Option or the disposition, after the applicable holding period, of Shares acquired upon exercise. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to Summit in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to Summit provided it is reasonable and Summit Satisfies its withholding obligation with respect to such income.

     Non-Qualified Options

     An employee who receives a Non-Qualified Option will not recognize any taxable income upon the grant of such Non-Qualified Option. In general, upon exercise of a Non-Qualified Option an employee will be treated as having receive ordinary income in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price. If the employee is an executive officer or Director of Summit or the beneficial owner of more than ten percent of any class of equity securities of Summit, recognition of income (and the determination of amount thereof) upon the exercise for Shares of a Non-Qualified Option possibly may be deferred under certain circumstances until the earliest date on which the employee may sell such Shares at a profit without being subject to suit under Section 16(b) of the Exchange Act (the "Deferral Period"), unless the employee files a written election with the Internal Revenue Service, within 30 days after the date of exercise, to include in income the excess of the fair market value of the Shares on the date of exercise over the exercise price. The ordinary income recognized with respect to the transfer of Shares or exercise of a Non-Qualified Option under the Plan will be subject to both wage withholding and employment taxes.

     In addition to the customary methods of satisfying the withholding tax liabilities which arise upon the exercise of a Non-Qualified Option, an employee may satisfy the liability in whole or in part by directing the Company to withhold Shares from those that would otherwise be issuable to the employee. The withheld Shares will be valued at their fair market value as of the date that the tax withholding obligation arises. Employees who by virtue of their positions with the Company are subject to Section 16(b) of the Exchange Act may elect this method of satisfying the withholding obligation only during certain restricted periods.

     An employee's tax basis in the Shares received on exercise of such Option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized as a result of the receipt of such Shares. The holding period for such Shares would begin just after the transfer of such Shares or, in the case of an executive officer, Director or beneficial owner of more than 10% of any class of equity securities of Summit, just after the expiration of the Deferral Period, if any (unless the employee elected to be taxed as of the date of exercise). A deduction for federal income tax purposes will be allowed to Summit in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to Summit provided it is reasonable and Summit satisfies its withholding obligation with respect to such income.

     If an employee exercises a Non-Qualified Option by delivering other Shares, the employee will not recognize gain or loss with respect to the exchange of such Shares, even if their then fair market value is different from the employee's tax basis. The employee, however, will be taxed as described above with respect to the exercise of the Non-Qualified Option as if the employee had paid the exercise price in cash, and Summit likewise generally will be entitled to an equivalent tax deduction. Provided the employee receives a separate identifiable stock certificate therefor, the employee's tax basis in that number of Shares received on such exercise which is equal to the number of

Shares surrendered on such exercise will be equal to the employees' tax basis in the Shares surrendered and the employee's holding period for such number of Shares received will include the employee's holding period for the Shares surrendered. The employee's tax basis and holding period for the additional Shares received on exercise of a Non-Qualified Option paid for, in whole or in part, with Shares will be the same as if the employee has exercised the Non-Qualified Option solely for cash.

     The Plan is neither qualified under the provisions of Section 401(a) of the Code, nor subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

                            3. SELECTION OF AUDITORS

     The Board of Directors recommends that the shareholders satisfy the selection of KPMG Peat Marwick LLP, independent certified public accountants, to audit the accounts of Summit for 1996.

     Representatives of KPMG Peat Marwick LLP, who were also Summit's auditors for the year 1995, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 3.

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


                                  OTHER MATTERS

SOLICITATION OF PROXIES

     Proxies may be solicited by mail, telephone, telegram, facsimile transmission or other electronic methods and personal meetings and interviews. Certain executive officers and managerial and administrative employees of Summit and its subsidiaries may solicit proxies on behalf of Summit, for which such officers and employees will receive no additional compensation other than reimbursement for actual expense; incurred in connection therewith. Summit has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $10,000, plus reasonable out-of-pocket expenses. Summit will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for their reasonable out-of-pocket expenses in forwarding proxies and proxy material to the beneficial owners of such shares. Summit will bear all of the expenses incurred in connection with this solicitation.

SHAREHOLDER PROPOSALS

     The Board of Directors will consider and include in the Proxy Statement for the 1997 Annual Meeting proposals which meet the regulations of the SEC and New Jersey law and which comply with the Company's By-Laws. In order to be considered for inclusion, proposals must be received on or before December 13, 1996. Proposals should be addressed to the Secretary.

     The By-Laws of Summit provide that shareholder proposals which do not appear in the Proxy Statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of Summit not less than 70 and not more than 90 days before the date of the meeting provided, however, that, if less than 80 days' notice or prior public disclosure of the date of the meeting has been given to shareholders, the notice of a shareholder proposal, to be timely, must be received by the Secretary not later than the close of business on the tenth day following the day on which notice of the meeting or such public disclosure was made, whichever first occurs. Any such notice of a shareholder proposal by a shareholder to the Secretary of Summit must be accompanied by (a) the name and address of the shareholder who intends to present the proposal for a vote, (b) a representation that such shareholder is a holder of record of shares entitled to vote at the meeting, (c) a description of all agreements, arrangements or understandings between such shareholder and any other shareholder relating to the proposal to be voted on and any financial contractual interest of such shareholder in the outcome of such vote and (d) such other information regarding the proposal to be voted on and the shareholder intending to present the proposal for a vote as would be required to be included in a proxy statement soliciting the vote of shareholders in respect of such proposal pursuant to the proxy rules of the SEC.

     The vote of a plurality of the shares cast at the Annual Meeting is necessary to elect the ten Directors. The vote of a majority of shares cast at the Annual Meeting is necessary to approve the amended Summit Bancorp. 1993 Incentive Stock and Option Plan and to ratify the selection of independent certified public accountants. For purposes of determining the number of votes cast with respect to a matter, only those cast "for" or "against" are included. Abstentions on the proxy card will not be counted "for" or "against" for purposes of determining the number of votes cast with respect to a matter but will be counted as present for quorum purposes. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners will be treated as present for quorum purposes but also will not be counted as votes "for" or "against" for purposes of determining the number of votes cast.

     We urge you to sign, date and mail the white proxy enclosed with this mailing, in the postage-paid envelope provided, as promptly as possible.

     We sincerely hope that you will attend the meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       T. JOSEPH SEMROD
                                       -----------------------
                                       Chairman, President and
                                       Chief Executive Officer

Dated: April 12, 1996

     IT IS IMPORTANT THAT YOUR SHARES ARE VOTED AT THE ANNUAL MEETING. SHAREHOLDERS ARE URGED TO PROMPTLY SIGN, DATE AND MAIL THE WHITE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE ACT TODAY.

                                                                   ATTACHMENT A

                                 SUMMIT BANCORP.
                      1993 INCENTIVE STOCK AND OPTION PLAN

1. PURPOSES

     (a) Summit Bancorp. (the "Company") desires to afford certain of its key employees and the key employees of any subsidiary corporation or parent corporation (as such terms are herein defined) of the Company now existing or hereafter formed or acquired who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such key employees an increased interest in and a greater concern for the welfare of the Company and its shareholders. The Company also seeks to retain the services of persons holding key positions with the Company and enhance its ability to attract qualified persons to fill these positions in the future, while motivating those persons, as key employees and shareholders, to achieve individual and corporate performance standards.

     (b) The common stock, par value $1.20 per share, of the Company ("Summit Common Stock") offered pursuant to this 1993 Incentive Stock and Option Plan (the "Plan"), either by means of an award or through the exercise of stock options granted under the Plan ("Options"), and such Options, are offered as a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee. The Plan is intended to be part of the Company's long-term performance stock program.

     (c) Options granted under the Plan will be those intended to qualify as incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or those not intended to qualify as Incentive Options ("Non-Qualified Options"), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.

     (d) Awards of stock made under the Plan ("Program Stock") will be those intended to qualify as exempt compensation expense under Section 162(m) of the Code ("Performance Stock") and those not intended to qualify as exempt compensation expense under Section 162(m) of the Code ("Incentive Stock").

2. AMOUNT OF STOCK SUBJECT TO THE PLAN; TERM

     (a) During any fiscal year of the Company the number of shares of Program Stock awarded pursuant to the Plan, together with the number of shares made subject to Options granted pursuant to the Plan, may not exceed, in the aggregate, the lesser of (i) 1,800,000, or (ii) one and one-fifth percent (1.2%) of the shares of Summit Common Stock issued and outstanding immediately prior to the particular grant or award date, plus (A) such number of shares which could have been awarded as Program Stock or made subject to Options under the Plan in each previous fiscal year of the Company pursuant to the foregoing percentage authorization, calculated on the basis of the number of shares of Summit Common Stock outstanding on December 31 of each such previous fiscal year, less the number of shares actually awarded as Program Stock or made subject to Options in each such previous fiscal year, and (B) shares of Summit Common Stock subject to Options which expire or terminate for any reason during the Plan Period without having been fully exercised and shares of Program Stock forfeited for any reason during the Plan Period as provided for herein, less the number of such shares used in a prior fiscal year for the grant of Options or award of Program Stock pursuant to the authorization in this clause (B). (Shares of Summit Common Stock issuable in connection with the Plan are sometimes referred to herein as the "Shares"). In addition, during no fiscal year shall any individual be (i) granted Options with respect to more than 175,000 Shares, or (ii) awarded more than 50,000 Shares of Performance Stock (in each case, subject to adjustment pursuant to Section 11 below).

     (b) In any one fiscal year of the Company the number of Shares of Program Stock awarded during such fiscal year shall not exceed an amount equal to one-seventh (1/7) of the aggregate amount of Shares available for the grant of Options and award of Program Stock determined in accordance with Subsection 2(a) above.

     (c) Shares which may be acquired under the Plan, either through the award of Program Stock or through the exercise of Options, may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law. In no event may any Option be granted or any Program Stock be awarded, nor may any Option granted hereunder be exercised, for a fraction of a Share.

     (d) Except as provided in Section 20, the Company may, from time to time during the period (the "Plan Period") from February 17, 1993 (the "Effective Date") through February 16, 2003 (the "Termination Date"), grant Options, award Incentive Stock and award Performance Stock to certain key employees of the Company, or of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, under the terms herein set forth.

     (e) As used in the Plan, the terms "subsidiary corporation" and "parent corporation" shall mean a corporation coming within the definition of such terms contained in, respectively, Section 424(f) and Section 424(e) of the Code.

3. ADMINISTRATION

     (a) The board of directors of the Company (the "Board of Directors") shall designate from among its members a compensation committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board of Directors, each of whom shall be (i) a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and
(ii) unless otherwise determined by the Board of Directors, an "outside director" within the meaning of Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.

     (b) Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine (i) the employees to whom Options shall be granted, the time such Options shall be granted, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to an Option, the period(s) during which such Options shall be exercisable (whether in whole or in part), and any and all other terms and provisions of the Options, which need not be the same for all Options, and (ii) which employees shall participate in the Program Stock feature of the Plan (individually, a "Participant"; collectively, "Participants"), which Participants shall be awarded Program Stock, if any, the dates Program Stock awards shall be made, the number of Shares of Program Stock to be awarded, if any, the restrictions and vesting periods to be applicable to such awards of Program Stock, if any, the various performance standards to be applied in determining the foregoing, the Performance Goals (as defined in Section 6) applicable to awards of Performance Stock and all other terms of Program Stock awards, which need not be the same for all Program Stock awards.

     (c) In determining the employees to whom Options shall be granted and the number of Shares with respect to which each such Option shall be granted, the Committee shall consider the length of service, the amount of earnings, and the responsibilities and duties of such employee.

     (d) Subject to the express provisions of the Plan, the Committee also shall have authority to construe the Plan and all Options granted and all Program Stock awarded under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for administering the Plan (including determinations during any suspension or after any termination effected in accordance with Section 17). The Committee also shall have the authority to require, in its discretion, as a condition to the granting of any Option or award of Program Stock that the employee agree (i) not to sell or otherwise dispose of Shares acquired pursuant to the Option or Program Stock award for a specified period following the date of acquisition or vesting of such Shares and (ii) that in the event the employment of such employee is terminated, other than a result of dismissal without cause, such employee will not, for a period to be fixed at the time of the grant of the Option or the award of Program Stock, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through employment with the Company or any subsidiary corporation or parent corporation thereof.

     (e) Any determination by the Committee on matters subject to its authority and discretion under the Plan shall be conclusive.

     (f) The Committee may employ such legal counsel (which may include counsel employed by the Company), consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the

Company. No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Option grant or any Program Stock award.

4. ELIGIBILITY

     (a) Only full-time salaried key employees of the Company or of any subsidiary corporation or parent corporation of the Company are eligible to receive the grant of an Option. Only full-time salaried key employees of the Company or any subsidiary corporation or parent corporation of the Company who perform policymaking functions are eligible to be selected as a Participant in the Program Stock feature of the Plan or to receive the award of Program Stock (if previously selected as a Participant). No grant or award shall be made to members of the Committee and no grant or award shall be made to any director who is not also a full-time salaried key employee. Any person who shall have retired from the active employment by the Company, even if such person shall have entered into a consulting contract with the Company, shall not be eligible to receive an Option or award of Program Stock.

     (b) The Plan does not create a right in any employee to participate in the Plan or any part of the Plan.

     (c) An Incentive Option shall not be granted to any person who, at the time such Option would be granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company. In determining stock ownership of an employee, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true.

5. OPTIONS

     (a) Option Price and Payment

     The price for each Share purchasable under any Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine on the basis of facts and circumstances to be not less than one hundred percent (100%) of the fair market value per Share at the date the Option is granted.

     (b) Term of Options.

     (1) Subject to the limitation on exercise of Incentive Options contained in this Section 5, any Incentive Option granted hereunder shall be exercisable during a period of not more than ten (10) years from the date of grant of such Option at such times and in such amounts as the Committee shall determine at such date of grant.

     (2) Any Non-Qualified Option granted hereunder shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option.

     (3) The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder and all outstanding Options shall automatically become exercisable immediately upon the occurrence of a "change in control", as defined in Section 7.

     (4) To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

     (c) Exercise of Options

     (1) Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereto to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day, not more than fifteen (15) days from the date such notice is given, for the payment of the purchase price of the Shares being purchased. Provided all other requirements and conditions imposed by this Plan and the Committee with respect to such exercise are satisfied, an exercise shall be effective (and an Option shall be deemed "exercised") as of the date by which both notice and payment have been received by the Company.

     (2) In connection with the exercise of any Option, the holder must, in the case of an Incentive Option, if so required by the Committee, agree to notify the Company of any disqualifying disposition (as defined in Section 421 of the Code) of the Shares acquired upon the exercise and agree to pay to the Company any amount required to be withheld under any tax law on account of the disposition.

     (3) In the event a holder of an Option shall fail to satisfy all conditions and requirements imposed by the Plan or the Committee with respect to the exercise of a particular Option the Committee may, until all such conditions and requirements have been satisfied, refuse to permit the holder to exercise such Option or may permit the Option to be exercised but withhold delivery of certificates evidencing the Shares purchased. Subject to the foregoing, following the exercise of an Option and the satisfaction of all requirements and conditions imposed by this Plan and the Committee with respect to such exercise, and subject to the Committee's right to withhold certificates pursuant to
Section 12, a certificate for the Shares as to which the Option has been exercised shall be delivered to or upon the order of such person or persons.

     (d) Manner of Payment

     Payment of the purchase price for the Shares may be made in cash. In lieu of cash, the holder of an Option may, if and to the extent the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option in whole or in part, by delivering to the Company shares of common stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such Shares; provided, however, the Company may, as condition to accepting stock in whole or in partial payment of an Option exercise, require that such holder have owned the shares for a period of time that would not cause the disposition thereof to create a charge to the Company's earnings. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

     (e) Termination of Employment

     (1) Any exercise of an Option subsequent to termination of employment of any employee with the Company and all subsidiary corporations and parent corporations of the Company shall be subject to each of the conditions in clauses (A), (B) and (C) below:

          (A) an Option may be exercised only if, and to the extent that, the employee was entitled to exercise the Option on the day prior to the date of termination of employment;

          (B) all or any part of an Option otherwise exercisable and not theretofore exercised may be exercised; and

          (C) no Option may be exercised after the expiration of the original term of exercisability provided for in such Option.

     (2) Upon the termination of employment of any employee with the Company and with all subsidiary corporations and parent corporations of the Company, and subject to the preceding paragraph, any Option previously granted to the employees shall terminate and become null and void at the time, or upon the expiration of the period, specified by the first of the following provisions which is applicable to the particular termination of employment, considered in order of priority from clause (A) through clause (I):

          (A) if the employment of any employee with such corporations is voluntarily terminated by the employee other than due to retirement within a one-year period following a change in control of the Company (as defined in Section 7), such employee shall have the right to exercise Options held by the employee at any time up to and including three (3) months after the date of termination of employment;

          (B) whether or not specified in such Option, before or after a termination, the Committee may determine to extend the period after a termination of employment during which Options held by terminated employee may be exercised, but not beyond the expiration of the original term of exercisability;

          (C) as specified by the Committee in such Option;

          (D) if an employee is discharged for cause (as defined below), any Options held by such employee shall forthwith terminate;

          (E) if an employee voluntarily terminates his or her employment (other than due to retirement or resignation by mutual agreement), any Options held by such employee shall forthwith terminate;

          (F) if an employee (1) resigns by mutual agreement with such corporation, or (2) is dismissed by the employer other than for cause, any Options held by such employee shall be exercisable at any time up to and including three (3) months after the date of termination of employment;

          (G) if the employment of any employee shall terminate by reason of the employee's disability (as defined in Section 22(e)(3) of the Code), any Options held by such employee shall be exercisable at any time up to and including: (1) one (1) year after the date of termination of employment, in the case of an Incentive Option, and (2) three (3) years after the date of termination of employment, in the case of a Non-Qualified Option;

          (H) if the employment of any employee shall terminate by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Committee or, if not so specified, at any normal or early retirement date under such corporation's defined benefit pension plan), any Options held by such employee shall be exercisable at any time up to and including (1) three (3) months after the date of such retirement, in the case of an Incentive Option, and (2) three (3) years after the date of such retirement, in the case of a Non-Qualified Option; and

          (I) if an employee shall die (1) while in the employ of such corporation or (2) during the period specified in clause (F), (G) or (H) of this Section (e)(2) of this Section 5, any Options held by such employee shall be exercisable at any time up to and including one (1) year from the date of death of such employee by the legal representative of such employee or by such person who acquires such employee Options by bequest or inheritance or by any other means by reason of the death of the employee.

     (3) The Committee, in its discretion, may provide in an Option at the time it is granted or may at any time thereafter determine that, upon the occurrence of a "change in control" (as defined in Section 7), an outstanding Option shall terminate, notwithstanding the date upon which it otherwise would terminate, within a specified number of days (but not less than five (5) days) after notice of such termination is given to the holder and that such holder shall receive in respect of such termination, with respect to each Share subject to such Option, cash in an amount equal to the excess of (i) the fair market value of such Share immediately prior to the date of termination over (ii) the exercise price per share of such Option: provided, however, that the date of termination of the Option shall not be earlier than five (5) days after the public announcement of the material terms of the change of control transaction, as determined in good faith by the Committee. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six (6) months before the occurrence of a change in control if the holder of such Option is a director or executive officer of the Company or a beneficial owner of Common Stock of the Company who is described in Section 16(a) of the Exchange Act; it being understood, however, that such provisions shall be applicable to the legal representative or permitted successor of a director or executive officer who has died or become disabled (as defined in Section 22(e)(3) of the Code) during such six-month period.

     (4) For all purposes under the Plan, the term "for cause", shall mean (A) with respect to an employee who is a party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined in the most recent of such agreements or plan, or (B) in all other cases, as determined by the Committee, in its sole discretion, that one or more of the following has occurred: (1) the willful commission by an employee of a criminal or other act that causes or will probably cause substantial economic damages to the Company or a subsidiary corporation or parent corporation of the Company or substantial injury to the business reputation of the Company or a subsidiary corporation or parent corporation of the Company; (2) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (3) the continuing willful failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company (other than such failure resulting from the employee's incapacity due to physical or mental illness) after (A) written notice thereof (specifying the particulars thereof in reasonable detail) is given to the employee by the employee's supervisor and (B) a reasonable opportunity to be heard and cure such failure is given to the employee by the Committee or a committee of nonemployee directors of the subsidiary corporation or parent corporation employing such employee; or (4) the order of a federal or state bank regulatory agency or a court of competent jurisdiction requiring the termination or the employee's employment. For purposes of the Plan, no act, or failure to act, on the employee's part shall be considered "willful" if such act, or failure to act, was done or omitted to be done by the employee in good faith and in a manner that the employee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal acts or failures to act, such employee had no reasonable cause to believe his or her conduct was unlawful.

     (f) Nontransferability of Options

     Options granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

     (g) Limitation on Exercise of Incentive Options

     Except as otherwise provided under the Code, to the extent that the aggregate fair market value of stock with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock options plans of the Company and any parent corporation or subsidiary corporation of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Options. For purposes of this limitation, (1) the fair market value of stock is determined as of the time the Option is granted, (2) the limitation will be applied by taking into account Options in the order in which they were granted, and (3) Incentive Options granted before 1987 shall not be taken into account.

6. PROGRAM STOCK

     (a) Performance Standards

     (1) The Committee may establish performance standards applicable to a Participant for a fiscal year or other performance period. These performance standards may be stated in terms of corporate-wide goals, subsidiary goals, division goals, individual goals, or any combination of the foregoing and may be set by the Committee in its discretion.

     (2) If at any time there occurs a significant event which is beyond the control of the Participants, which is unforeseen at the time performance standards are set in accordance with Section 6(a) above and which affects the performance of the Company or subsidiary corporation or parent corporation, the Committee may, in its discretion, revise any previously established performance standards to account for the impact of such event.

     (b) Awards

     (1) Upon the conclusion of a particular fiscal year or other relevant performance period or at such other time determined by the Committee in its discretion, the Committee may make such awards of stock as it shall determine to be appropriate based on the extent to which performance standards established pursuant to Subsection 6(a) above were met and any other factors the Committee deems relevant. Stock subject to the awards made pursuant to this Subsection 6(b)(1) shall be "Incentive Stock", as previously defined.

     (2) Upon the conclusion of a particular fiscal year or other relevant performance period, or at such other time determined by the Committee in its discretion, the Committee may make such awards of stock as it shall determine to be appropriate, based on factors it deems relevant, including if deemed relevant the extent to which performance standards established pursuant to Subsection 6(a) above were met, which are contingent upon the attainment of one or more Performance Goals (as defined in this Section 6) and Written Certification (as defined in this Section 6) thereof. Stock subject to the awards made pursuant to the Section 6(b)(2) shall be "Performance Stock", as previously defined. The Committee may reduce or eliminate the number of Shares of Performance Stock subject to an award prior to an Attainment Event.

     (c) Restrictions and Conditions

     (1) The Committee may, pursuant to Section 3: (i) establish with respect to an Incentive Stock award, at the time the award is made, such periods or periods during which the Incentive Stock, or any portion thereof, may not be sold, transferred, granted, assigned, gifted, donated, placed in trust, placed in custody under a uniform gift or transfer to minor's act or otherwise disposed of, and may not be pledged, made subject to a security interest or lien or otherwise encumbered, and (ii) establish with respect to a Performance Stock award, at the time the award is made, such period or periods, following attainment of applicable Performance Goals and Written Certification thereof (an "Attainment

Event"), during which the Performance Stock, or any portion thereof, may not be sold, transferred, granted, assigned, gifted, donated, placed in trust, placed in custody under a uniform gift or transfer to minors act or otherwise disposed of, and may not be pledged, made subject to a security interest or lien or otherwise encumbered. Any attempted disposition or encumbrance during such a period shall be null and void and unenforceable against the Company. (Incentive Stock and Performance Stock subject to this restriction are each sometimes referred to herein as "Restricted Stock").

     (2) If during the restricted period or periods applicable to particular Restricted Stock, or if prior to attainment of Performance Goals applicable to particular Performance Stock (such stock during the relevant periods being sometimes referred to herein as "Forfeitable Stock"), a Participant leaves the employ of the Company or a subsidiary corporation or parent corporation, voluntarily or involuntarily, excepting those terminations described in and governed by Subsection 6(c)(4) below, all of the Participant's rights, title and interest in and to such Restricted Stock or Performance Stock, as the case may be, shall be forfeited by the Participant and shall revert to the Company without further action on anyone's part, unless with respect to particular Incentive Stock the Committee determines that such Restricted Stock should not be forfeited at the time the Participant so leaves the employ of the Company or a subsidiary corporation or parent corporation.

     (3) Upon an award of Incentive Stock or upon the occurrence of the Attainment Event applicable to particular Performance Stock the Committee shall, and upon the award of Performance Stock the Committee may, issue one or more certificates for the Shares covered by the award ("Certificated Shares"), bearing such legend as may be required under Section 14, in the name of the Participant. Subject to the restrictions and risk of forfeiture applicable to Certificated Shares which are Forfeitable Stock as provided in Sections 6(c)(1) and 6(c)(2) above, a Participant shall otherwise be entitled to exercise and enjoy all rights and entitlements of a shareholder with respect to the Certificated Shares, including by way of illustration and not limitation, the right to vote on matters which come before shareholders of the Company and the right to receive dividends, whether or not such Forfeitable Stock is held in custody. Upon an award of Incentive Stock which is not Restricted Stock, upon the occurrence of the Attainment Event applicable to Performance Stock which is not Restricted Stock and upon the lapse of all restrictions applicable to particular Restricted Stock, the Committee shall cause to be delivered to the Participant to whom the particular Incentive Stock or Performance Stock was awarded certificates representing such Incentive Stock or Performance Stock, subject in all cases to the Committee's right to withhold certificates pursuant to Section 12. Unless otherwise determined by the Committee, during the period that Certificated Shares are Forfeitable Stock the certificates representing such Certificated Shares shall be held in the custody of the Secretary of the Company or in the custody of another custodian satisfactory to the Committee. The Committee may require a Participant, as a condition to receipt of particular Program Stock award, to execute and deliver to the Company stock powers with respect to the Shares of Program Stock required to be held by a custodian.

     (4) With respect to awarded Program Stock which is as of a relevant moment in time Forfeitable Stock, the restrictions and forfeiture requirement imposed by the Committee pursuant to Sections 6(c)(1) and 6(c)(2) hereunder shall become null and void and cease to exist, and all such Forfeitable Stock shall be released to the appropriate Participant (or personal representative, beneficiary, estate or other legally entitled person) upon the happening of any of the following:

          (A) The death of the Participant;

          (B) The disability of the Participant (as defined in Section 22(e)3 of the Code);

          (C) The retirement of the Participant (at such age or upon such conditions as shall be specified by the Committee or, if not so specified, at any normal or early retirement date under the Company's defined benefit pension plan); or

          (D) A "change in control", as defined in Section 7; and

          (E) With respect solely to Restricted Stock which is Incentive Stock, any similar event determined by the Committee at the time of the award to merit similar treatment.

     (5) After establishment of a Performance Goal, the Committee shall not revise such Performance Goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such Performance Goal.

     (d) Definitions

     (1) The term "Performance Goals" for purpose of the Plan is hereby defined to be the performance goals applicable to each fiscal year or other performance period established by the Committee with respect to a designated award of Program Stock or portion of an award of Program Stock within the time period and in the manner prescribed by regulations under Section 162(m) of the Code based on one or more of the following criteria: earnings, stock price, return on equity, return on investment, return on assets, efficiency ratio, total return to shareholders, economic value added, debt rating or achievement of business or operations goals, or any combination of the foregoing.

     (2) The term "Written Certification" for purposes of the Plan is hereby defined to be the prior written certification by the Committee, in accordance with Section 162(m) of the Code and the regulations thereunder, that Performance Goals and other material terms previously established by the Committee in accordance with Section 162(m) of the Code with respect to an award of Program Stock have been attained.

7. CHANGE IN CONTROL

     For all purposes under the Plan, a "change in control" of the Company shall mean a change in control required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A (or any successor provision) promulgated under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (including as such term is used in Section 13(d) and 14(d)(2) (or any successor provision) of the Exchange
Act) is or becomes the beneficial owner, directly or indirectly of securities of the Company representing thirty-three percent or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof (excluding for purposes of this calculation any director who dies during such period); or (c) the Company shall meet the delisting criteria of the New York Stock Exchange, Inc. or any successor exchange in respect of the number of publicly-held shares or the number of shareholders holding one hundred shares or more; or (d) the Board shall approve the sale of all or substantially all of the assets of the Company; or (e) the Board shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a), (b) or (c) above.

8. FAIR MARKET VALUE

     For all purposes under the Plan, "fair market value" shall be determined as follows: If Summit Common Stock is listed on one or more national securities exchanges in the United States or admitted to trading on one or more national securities exchanges in the United States pursuant to unlisted trading privileges granted by such exchanges (and approved by the U.S. Securities and Exchange Commission) on the date as of which fair market value must be or is to be determined (a "determination date"), fair market value shall be deemed to be the average of the high and low quotations at which Summit Common Stock is sold on such national securities exchanges, considered on a composite basis, on the determination date. If Summit Common Stock is listed on one or more national securities exchanges in the United States or admitted to trading on one or more national securities exchanges in the United States pursuant to unlisted trading privileges granted by such exchanges (and approved by U.S. Securities and Exchange Commission) on such determination date, but Summit Common Stock is not traded on any of such exchanges on such date, or none of such national securities exchanges are open for business on such date, fair market value shall be determined as of the closest preceding date on which any of such exchanges shall have been open for business and Summit Common Stock shall have been traded. Notwithstanding any of the foregoing, the Committee shall at all times retain the power to establish fair market value in the event that, in its discretion, it determines that extraordinary circumstances or conditions have affected trading in Summit Common Stock on one or more such exchanges such that, in its judgement, the fair market value determined in accordance with the foregoing does not reflect the true fair market value of Summit Common Stock on such determination date. For all purposes under this Plan, the determination by the Committee of the fair market value shall be conclusive.

9. THE EMPLOYMENT RELATIONSHIP

     (a) The Plan shall not impose any obligation on the Company or a subsidiary corporation or parent corporation to continue the employment of any key employee selected to receive the grant of an Option, any key employee selected to participate in the Program Stock feature of the Plan or any Participant selected to receive a Program Stock award.

The Plan does not impose any obligation on any key employee selected to receive an Option grant or Program Stock award to remain in the employ of the Company or a subsidiary corporation or parent corporation.

     (b) For all purposes under the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on military leave, sick leave or other bona fide leave of absence such individual shall be considered an "employee" for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed, (i) in the case of Non-Qualified Options, one (1) year, or (ii) in the case of Incentive Options, the longer of (A) 90 days, or (B) the period during which the individual's right to reemployment with the Company or a subsidiary corporation or parent corporation of the Company is guaranteed either by statute or by contract. If the period of leave exceeds the applicable periods of time set forth in clauses (i) and (ii) of the immediately preceding sentence, the employment relationship shall be deemed to have terminated by reason of dismissal by the employer without cause on the day following the final day of such applicable period of time.

     (c) A termination of employment shall not be deemed to occur by reason of
(i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or parent corporation of the Company or (ii) the transfer of an employee from employment by a subsidiary corporation or parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

10. USE OF PROCEEDS

     The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

11. ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

     (a) In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, and adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" shall after any such change refer to the securities or other property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of Shares for which Options may be granted to any one employee and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options and the determination of the Committee as to these matters shall be conclusive. All adjustments shall be rounded down to the next lower full share. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment to be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

     (b) In the event any of the events referred to in Section 11(a) shall occur, the Committee shall make such adjustments to the Plan, to Program Stock awards and to Shares of Program Stock awarded as may be needed to prevent enlargement or dilution of the benefits intended to be conferred by the Plan through its Program Stock feature.

12. WITHHOLDING TAXES

     (a) The Committee may require a Participant receiving Program Stock upon the satisfaction of all requirements, restrictions and conditions, if any, applicable to the Program Stock, or an employee exercising a Non-Qualified Option granted hereunder or disposing of Shares acquired pursuant to the exercise of an Incentive Option hereunder in a disqualifying disposition (within the meaning of Section 421(b) of the Code) or otherwise engaging in any action or transaction with respect to the Plan which results in the imposition of a tax withholding obligation on the corporation that employs the employee (such events are sometimes referred to herein as "taxable events"), to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation on account of the taxable event. Any payment on account of a tax obligation shall be in a form acceptable to the Committee. If upon the occurrence of a taxable event the affected employee does not, in the time required by law or designated by the Committee, reimburse the corporation employing such employee for taxes as provided for above: (i) the corporation that employs such employee shall have the right to withhold some or all of the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe, and (ii) the Company may satisfy some or all of the tax obligation of such employee by withholding Shares acquired by the employee in the exercise of any Option and may in the same manner satisfy some or all of any additional tax obligation resulting from such withholding of Shares.

     (b) Upon the occurrence of a taxable event, except as set forth below with respect to persons subject to Sections 16(a) and (b) of the Exchange Act, an employee, if so permitted by the Committee, may elect to satisfy, in whole or in part, the employee's related estimated personal tax liabilities (an "Election") by (i) directing the Company or the subsidiary corporation or parent corporation employing the employee to withhold from the Shares issuable in the related exercise or distributable in connection with the award of unrestricted Incentive Stock or the satisfaction of all requirements, restrictions and conditions applicable to particular Program Stock either (A) a specified percentage of Shares, (B) a specified number of Shares or (C) shares having a specified value, in each case with a value not in excess of such estimated tax liabilities, (ii) tendering Shares previously issued pursuant to an exercise or other shares of the Company's Common Stock owned by the employee or (iii) combining any or all of the foregoing options in any fashion. An Election shall be irrevocable. The withheld Shares and any other shares tendered in payment shall be valued at their fair market as of on the date that the withholding obligation arises (the "Tax Date"). The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular grants, awards, Shares or exercises. If an employee is subject to Sections 16(a) and 16(b) of the Exchange Act then any Election by such employee must be made at a time or during a period and under such conditions, restrictions, limitations, requirements and circumstances which cause the Election and the related withholding to be exempt from Section 16(b) of the Exchange Act under applicable regulations of the U.S. Securities and Exchange Commission or otherwise. The Committee may impose any other conditions or restrictions on the right to make an Election as it shall deem appropriate.

13. PURCHASE FOR INVESTMENT

     Except as hereinafter provided and if so required by the Committee, the holder of an Option granted hereunder shall upon any exercise thereof, and the recipient of any Program Stock award shall upon receipt of the award and any Shares represented by the award, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder or recipient represents and warrants that such holder or recipient is purchasing or acquiring the Shares acquired thereunder for such holder's or recipient's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for a sale or sale or distribution of any such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder or recipient shall, if required by the Company, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, in form and substance satisfactory to the Company, from counsel, for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (x) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (y) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

14. LEGENDS; PAYMENTS OF EXPENSES

     (a) The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an Option granted hereunder or in connection with Program Stock awarded hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or award recipient with respect such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

     (b) The Company shall pay all issue taxes with respect to the issuance of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance.

15. LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale, purchase, grant, award, issuance or delivery of Shares under the Plan, no Shares shall be sold, purchased, granted, issued or delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

16. AMENDMENT TO THE PLAN

     The Board of Directors may, from time to time, subject to Section 6(c)(5) of the Plan, amend the Plan and any Options granted and any award of Program Stock made under the Plan (including amendments which accelerate the exercisability of Options and the lapse of any restrictions on Incentive Stock) provided that no amendment shall be made, without the approval of the shareholders of the Company, that will (a) increase the number of Shares provided for herein available for grants and awards to all employees collectively or available for grant or award to individuals, other than an increase resulting from an adjustment provided for in Section 11, (b) reduce the exercise price of any Incentive Option granted hereunder below the price required by Section 5, (c) modify the provisions of the Plan relating to eligibility, or (iv) materially increase the benefits accruing to employees chosen for grants or awards under the Plan. The Committee shall be authorized to amend the Plan and the Options granted hereunder to permit the Incentive Options granted thereunder to qualify as incentive stock options within the meaning of
Section 422 of the Code. The rights and obligations under any Options granted or any award of Program Stock made before amendment of the Plan shall not be adversely affected by amendment of the Plan, the Option or the Program Stock award, as the case may be, without the consent of the holder of the Option or Program Stock award.

17. TERMINATION OR SUSPENSION OF THE PLAN

     The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Section 20 or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. No Options may be granted or Program Stock awarded while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted or any award of Program Stock made while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted or the Program Stock awarded. The power of the Committee under Section 3 to construe and administer any Option granted or Program Stock awarded prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

18. GOVERNING LAW

     The Plan, such Options as may be granted and such Program Stock awards as may be made thereunder, and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey.

19. PARTIAL INVALIDITY

     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

20. EFFECTIVE DATE

     The Plan shall become effective at 3:00 P.M., New York City time, on the Effective Date; provided, however, that if the Plan is not approved by a vote of the shareholders of the Company at an annual meeting or any special meeting on or prior to February 16, 1994, the Plan, any Options granted and any awards of Program Stock made thereunder shall terminate.

                                     [MAP]

                                     NOTICE

                        ADMITTANCE TO THE ANNUAL MEETING

     In order to accommodate our shareholders, admission to the Annual Meeting must be limited to shareholders, proxies, press and meeting staff. Two Welcome Desks will be set up to greet meeting attendees. If you hold stock in your own name, please proceed to the RECORD HOLDER Welcome Desk when you arrive. If you hold stock through a bank, broker or otherwise, please proceed to the STREET NAME Welcome Desk and please be prepared to furnish an account statement from your bank or broker, a copy of a proxy card mailed to you, or other proof of ownership of Summit Common Stock. PERSONS WITHOUT SUCH PROOF WILL NOT BE SEATED UNTIL THE MEETING STAFF DETERMINES THERE IS ADEQUATE SEATING FOR ALL ATTENDEES AND MAY BE DENIED ADMITTANCE ALTOGETHER.

     Attendees should at all times wear the official name tag provided by the Welcome Desks in order that the meeting staff may readily identify attendees admitted to the meeting in accordance with the procedures administered by the Welcome Desks. If you own stock in your own name and plan to attend the Annual Meeting, please mark the appropriate box on the proxy card. If you wish to attend the Annual Meeting but will not be submitting a proxy card with the appropriate box marked, please notify Summit at the following address as soon as possible: Corporate Secretary, ATTN: Annual Meeting Admissions, Summit Bancorp., 301 Carnegie Center, PO. Box 2066, Princeton, NJ 08543-2066. Doing this will allow us to prepare your official name tag in advance and eliminate unnecessary delays upon your arrival at the Annual Meeting.

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

     1. Page 18 contains a description in tabular form of a graph entitled "Stock Performance Graph" which represents the comparison of the cumulative total return on the Company's Common Stock against the cumulative total return of the Media General ("MG") Mid-Atlantic Bank Group Index, an industry index and the New York Stock Exchange ("NYSE") Market Value Index, a broad market index for the period of five years commencing January 1, 1991 and ending December 31, 1995, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

--------------------------------------------------------------------------------


 P                            SUMMIT BANCORP.
              Proxy Solicited on Behalf of the Board of Directors
 R              of UJB for the Annual Meeting on May 20, 1996

 O   The undersigned hereby constitutes and appoints T.J. Dermot Dunphy, Elinor
     J. Ferdon and Henry S. Patterson II, and each of them, the undersigned's
 X true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of
 Y SUMMIT BANCORP. to be held at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander Road, Princeton, New Jersey on Monday, May 20, 1996, and at any adjournments thereof, on all matters coming before said meeting.

          Election of Directors, Nominees:

          S. Rodgers Benjamin, Robert L. Boyle, James C. Brady, Jr., Robert G. Cox, Elinor J. Ferdon, John R. Howell,
          Thomas D. Sayles, Jr., Orin R. Smith, Joseph M. Tabak,
          Douglas G. Watson

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. However, the Proxies cannot vote your shares unless you sign and return this card.

                                                              [SEE REVERSE SIDE]

[X] Please mark your votes as in this example.                              1724

     This proxy, when properly signed and timely returned, will be voted in the manner you direct. If no direction is made, this proxy will be voted FOR the election of the listed Director nominees and FOR proposals 2 and 3.

    The Board of Directors recommends a vote FOR 1 and 2 and AGAINST 3 and 4.

                                         FOR   WITHHELD
1. Election of Directors (See Reverse)   [ ]     [ ]

For, except vote withheld from the following nominee(s):

--------------------------------------------------------


2. Approval of amended 1993 Incentive Stock and Option Plan.

                          FOR   AGAINST    ABSTAIN

                          [ ]     [ ]        [ ]


--------------------------------------------------------


                                         FOR   AGAINST    ABSTAIN
3. Approval of Independent Accountants   [ ]     [ ]        [ ]


--------------------------------------------------------

[ ] Please mark this box if you plan to attend the Annual Meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------

--------------------------------------------------------
 SIGNATURE(S)                                 DATE

--------------------------------------------------------------------------------


                                 SUMMIT BANCORP.
O                            SAVINGS INCENTIVE PLAN
T                Solicited on Behalf of the Board of Directors
I                            of UJB FINANCIAL CORP.
N                   for the Annual Meeting on May 20, 1996
G
     The undersigned hereby directs United Jersey Bank, Trustee of the SUMMIT
I    BANCORP. Savings Incentive Plan, to vote all of the shares which are
N    held in the undersigned's Plan accounts at the Annual Meeting of
S    Shareholders of SUMMIT BANCORP., to be held on Monday, May 20, 1996
T    at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander
R    Road, Princeton, New Jersey, and at any adjournments thereof, as designated
U    on the reverse, and in its discretion on such other matters as may properly
C    come before the meeting.
T
I
O         Election of Directors, Nominees:
N
          S. Rodgers Benjamin, Robert L. Boyle, James C. Brady, Jr.,
          Robert G. Cox, Elinor J. Ferdon, John R. Howell,
          Thomas D. Sayles, Jr., Orin R. Smith, Joseph M. Tabak,
          Douglas G. Watson
C
A
R
D

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.

[X] Please mark your votes as in this example.                              4036

     This card, when properly executed, will be voted in the manner you direct. If this card is not timely returned or properly executed, or if no direction is made, the Trustee will vote shares held in your account in the manner deemed by the Trustee to be in Plan participants' best interests.


    The Board of Directors recommends a vote FOR 1, 2 and 3.

                                         FOR   WITHHELD
1. Election of Directors (See Reverse)   [ ]     [ ]

For, except vote withheld from the following nominee(s):

--------------------------------------------------------


2. Approval of amended 1993 Incentive Stock and Option Plan.

                          FOR   AGAINST    ABSTAIN

                          [ ]     [ ]        [ ]


--------------------------------------------------------


                                         FOR   AGAINST    ABSTAIN
3. Approval of Independent Accountants   [ ]     [ ]        [ ]


--------------------------------------------------------




                                             This Card Must Be Signed Exactly As
                                                   Your Name Appears Hereon



                                             -----------------------------------
                                             SIGNATURE                DATE